UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Northfield Bancorp, Inc.

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April 12, 2016
Dear Fellow Stockholder:
We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Northfield Bancorp, Inc., the parent company of Northfield Bank. The Annual Meeting will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 25, 2016.
The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business expected to be transacted. During the Annual Meeting we also will report on the consolidated operations of Northfield Bancorp, Inc.
The business to be conducted at the Annual Meeting consists of the election of three directors, the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2016, and the consideration of an advisory, non-binding resolution, with respect to the executive compensation described in the Proxy Statement.
The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Northfield Bancorp, Inc. and its stockholders, and unanimously recommends a vote “FOR” each matter to be considered.
YOUR VOTE IS IMPORTANT.   You may vote your shares using the Internet or the telephone by following the instructions set forth in the Proxy Statement. You also may vote by signing, dating, and returning a Proxy Card or voting instruction form, if you requested and received a paper copy of the Proxy Statement, in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Also provided for your review is our Annual Report on Form 10-K for the year ended December 31, 2015, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, I thank you for your continued support.
Sincerely,
John W. Alexander
Chairman of the Board
and Chief Executive Officer

NORTHFIELD BANCORP, INC.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
(732) 499-7200
NOTICE OF
2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2016
Notice is hereby given that the 2016 Annual Meeting of Stockholders of Northfield Bancorp, Inc. will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 25, 2016.
The Meeting is for the purpose of considering and acting upon:
I.
The election of three directors;

II.
The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2016;

III.
An advisory, non-binding resolution, to approve the executive compensation described in the Proxy Statement; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2016, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
All stockholders of record entitled to vote at the Annual Meeting should receive, by U.S. mail, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice of Internet Availability for requesting such materials.
Your Vote is Important
Please vote as promptly as possible by using the Internet or telephone, or by signing, dating, and returning the Proxy Card or voting instruction form, in the postage-paid envelope (mailed to those who requested and received paper copies of this Proxy Statement).
Even if you plan to attend the meeting, you may choose to vote your shares by Internet, by telephone or by signing, dating, and returning the enclosed Proxy Card or voting instruction form, if you requested and received a paper copy of the Proxy Statement, without delay in the postage-paid envelope. Any proxy that you give may be revoked at any time before it is exercised. You may revoke a proxy by filing with the Corporate Secretary of Northfield Bancorp, Inc., a written revocation, or a duly executed proxy bearing a later date. If you attend the meeting you may revoke your proxy and vote personally on each matter brought before the meeting. However, if your shares are not registered in your name, you will need additional documentation from the record holder to vote personally at the meeting.
By Order of the Board of Directors
Woodbridge, New Jersey April 12, 2016	M. Eileen Bergin Vice President and Corporate Secretary

Proxy Statement
NORTHFIELD BANCORP, INC.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
(732) 499-7200
2016 ANNUAL MEETING OF STOCKHOLDERS
May 25, 2016
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northfield Bancorp, Inc. to be used at the 2016 Annual Meeting of Stockholders of Northfield Bancorp, Inc. (the “Company”), which will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 25, 2016, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about April 12, 2016.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by using the Internet or telephone or by signing, dating, and returning your Proxy Card or voting instruction form, if you requested and received a paper copy of the Proxy Statement, to Northfield Bancorp, Inc. Unrevoked proxies we receive that are signed and dated, but contain no instructions for voting, will be voted “FOR” Proposals I, II, and III, as set forth in this Proxy Statement.
Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northfield Bancorp, Inc., M. Eileen Bergin, at the address shown above, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Corporate Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on March 31 , 2016, are entitled to one vote for each share then held. As of March 31, 2016, there were 48,361,945 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. A list of such stockholders will be available for inspection at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095 for 10 days prior to the Annual Meeting. The list also will be available for inspection at the Annual Meeting.
As to the election of directors, a stockholder may: vote FOR all nominees proposed by the Board; vote to WITHHOLD for all nominees; or vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
As to the ratification of KPMG LLP as our independent registered public accounting firm, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2016.

As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Northfield Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northfield Bancorp, Inc. or the Board of Directors.
Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth, as of March 31, 2016, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of common stock.
Name and Address of Beneficial Owner(s)	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Northfield Bank Employee Stock Ownership Plan Trust 2 Enterprise Drive, Suite 408 Shelton, CT 06484	3,777,399	7.81%
Blackrock, Inc. 55 East 52nd Street New York, NY 10022	4,514,297(2)	9.33%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,180,371(3)	6.58%
Dimensional Fund Advisors, LP Building One 6300 Bee Cave Road Austin, TX 78746	2,683,013(4)	5.55%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)
This information is based on Schedule 13G/A filed with the Securities Exchange Commission on January 27, 2016.

(3)
This information is based on Schedule 13G/A filed with the Securities Exchange Commission on February 11, 2016.

(4)
This information is based on Schedule 13G/A filed with the Securities Exchange Commission on February 9, 2016.

Corporate Governance and Board Matters
Board of Directors, Leadership Structure, Role in Risk Oversight, Meetings and Standing Committees
Board of Directors.   There are currently 13 members of the Board of Directors:
John W. Alexander	John P. Connors, Jr.	Susan Lamberti
John R. Bowen	John J. DePierro	Frank P. Patafio
Annette Catino	Timothy C. Harrison	Patrick L. Ryan
Gil Chapman	Karen J. Kessler	Patrick E. Scura, Jr.
Steven M. Klein
The Board of Directors affirmatively determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The Board of Directors has determined that each of the above directors, other than John W. Alexander, Steven M. Klein, and Patrick L. Ryan, meets the independence standards to serve on the Board of Directors. In addition, the Board of Directors has determined that all of the above directors, other than John W. Alexander, Steven M. Klein, and Patrick L. Ryan, qualify to serve on the Audit Committee and the Compensation Committee pursuant to applicable independence requirements and guidelines of NASDAQ and the rules and regulations of the SEC. Mr. Ryan, who is the former Chairman of Hopewell Valley Community Bank, currently serves in a consulting capacity with the Company to assist with various integration matters related to the Company’s acquisition of Hopewell Valley Community Bank in January 2016. The consulting agreement is expected to end in September 2016, and it is anticipated that Mr. Ryan will be deemed independent effective January 1, 2017.
The Board of Directors has also determined that directors Catino, Chapman, Patafio, and Scura each meet the qualifications to serve as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. The Board of Directors has designated Audit Committee members Catino, Patafio, and Scura, as “audit committee financial experts.”
Leadership Structure.   The Nominating and Corporate Governance Committee and the Board of Directors periodically review the functioning of the Board, including an assessment of its effectiveness, and the ability of directors to identify and discuss topics of interest or concern. The Board of Directors believes that it should maintain the flexibility to select the Chairman, and its Board leadership structure, based upon the Board’s operating needs and its assessment of what is in the best interest of the Company and its stockholders. Currently, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Alexander serving as both. The Board of Directors believes that combining the Chairman and Chief Executive Officer positions is an effective corporate governance structure for the Company at this time. Mr. Alexander’s combined roles effectively utilize his extensive experience and knowledge regarding the Company and the financial services industry, thereby allowing him to lead Board discussions regarding the Company’s business, its strategy, and its risks, as well as providing unified leadership for the Company.
The Board of Directors also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to the Board maintaining a majority of independent directors and independent Nominating and Corporate Governance, Compensation, and Audit Committees, the Board also has designated the position of Lead Independent Director. The Board of Directors believes that the Lead Independent Director structure provides the similar independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman. Our Corporate Governance Principles provide that a majority of the independent directors appoint the Lead Independent Director. Currently, director John J. DePierro serves as the Board’s Lead Independent Director. The independent directors also have approved a Lead Independent Director Charter delineating the role and responsibilities of the Lead Independent Director, which include the following:
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promote open and effective communications among the non-management members of the Board of Directors and between non-management directors and the management of the Company, including in particular the Chairman and Chief Executive Officer. The role of the Lead Director also is to facilitate and promote the Board’s strength and independence;

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convene and chair executive sessions of the non-management and independent directors at least twice annually, and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Chief Executive Officer;

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coordinate and develop the agenda for executive sessions of the non-management and independent directors;

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coordinate ongoing feedback to the Chief Executive Officer on behalf of non-management and independent directors regarding business issues and management;

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coordinate and develop with the Chairman of the Board the agendas for meetings of the Board and informational needs associated with those agendas and presentations;

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discuss the results of the Chief Executive Officer’s performance evaluation with the Chairman of the Compensation Committee;

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convey to the Chief Executive Officer, together with the Chairman of the Compensation Committee, the results of the Chief Executive Officer’s performance evaluation;

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identify and develop with the Chairman of the Board and the Nominating and Corporate Governance Committee, the Board’s compositional needs and criteria for director candidates;

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coordinate with legal counsel, responses to questions and/or concerns from stockholders or other interested parties that were communicated or addressed to the Company’s non-management directors; and

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perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chairman of the Board.

Role in Risk Oversight.   The Board of Directors fulfills its risk oversight role primarily through its Risk Committee, and its other standing committees. The Risk Committee has responsibility for enterprise-wide risk management and determining that significant risks of the Company are monitored by the Board of Directors or one of its standing committees. In addition, the Risk Committee reviews new products and services proposed to be implemented by management to determine that appropriate risk identification has occurred; controls are considered to mitigate identified risks to an acceptable level, and significant risks are monitored by one of the Board’s standing committees.
Each Board committee and its chair works with the Chief Risk Officer and other members of management in overseeing its assigned risks. Each committee receives reports and information regarding relevant risks directly from management and the Chief Risk Officer. Each of the Board’s committees is responsible for oversight of specific risks, including those outlined in each of its charters. In addition, director committee assignments are made with the intention of having directors serve on multiple committees to foster communications and synergies among committees, while reducing redundancies and inefficiencies.
The Board periodically receives reports and information about the Company’s enterprise-wide risk management program directly from the Risk Committee and members of management, including the Chief Risk Officer. The chair of each committee makes periodic reports to the Board of Directors regarding significant activities and actions of their committee, including activities related to risk monitoring and oversight. The reports are discussed and accepted by the Board of Directors, with specific approvals provided for certain actions of the committees.
Related to compensation programs of our employees, the Compensation Committee, in consultation with its third-party independent compensation consultant, and with the assistance of the Chief Risk Officer, the Chief Executive Officer and the President, performed a risk assessment of the Company’s compensation program (including cash incentive compensation) for all employee levels within the Company. The objective of the review was to determine if the compensation programs, at all employee levels, encouraged behaviors that exposed the Company to unacceptable levels of risk in relation to its business model. The review evaluated the balance of compensation elements between cash and equity, fixed versus variable compensation, and long-term versus short-term compensation. The review considered the level of potential cash incentive compensation as compared to base salary, the focus of individual goals, weighting, appropriateness of clawbacks, and the balance of such goals, as well as, internal controls in place to mitigate possible high risk behaviors.
Based upon its risk assessment, the Compensation Committee concluded that the compensation programs (including cash incentive compensation) for all employee levels were based on balanced performance metrics that were reasonable in relation to base salary, and promoted disciplined progress towards longer-term strategic goals. The Compensation Committee also concluded that the compensation programs did not motivate improper risk taking, and are not reasonably likely to have a material adverse effect on the Company. The Company will continue to conduct risk assessments and will review our process in light of any new and emerging regulations.
Meetings.   The business of Northfield Bancorp, Inc. is conducted at regular and special meetings of the Board and its standing committees. During the year ended December 31, 2015, the Board of Directors held 18 meetings, consisting of 11 regular meetings, one annual reorganization meeting, one strategic planning meeting, and five conference calls. In addition, the Board of Directors and its committees will meet for training purposes. Independent directors meet in executive sessions, no less than twice a year.
No member of the Board or any committee thereof participated in fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which she or he has been a director); and (ii) the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served).
Standing Committees.   The Company has six standing committees of the Board consisting of Nominating and Corporate Governance, Audit, Compensation, Risk, Loan, and Compliance and Information Technology (IT).
The duties and responsibilities of the Board’s standing committees are as follows:
The Nominating and Corporate Governance Committee consists of directors DePierro, who serves as Chairman, Catino, Connors, and Lamberti. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.eNorthfield.com. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2015, consisting of three meetings and one conference call.
The duties and responsibilities of the Nominating and Corporate Governance Committee include assisting the Board of Directors in implementing policies and practices related to corporate governance, including:
•
reviewing and monitoring our compliance with our Corporate Governance Principles, Code of Conduct and Ethics for Employees, Officers and Directors, and Code of Conduct and Ethics for Senior Financial Officers;

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periodically evaluating the size, composition, and independence of the Board of Directors (and its committees);

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evaluating individuals to be considered for Board service;

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recommending director nominees to the Board;

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overseeing the process to assess Board and committee effectiveness;

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making recommendations to the Board with respect to committee assignments;

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in consultation with the Compensation Committee, reviewing and recommending director compensation; and

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monitoring compliance with director and executive stock ownership guidelines.

The Audit Committee consists of directors Catino, who serves as Chairman, Bowen, Lamberti, Patafio, and Scura. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.eNorthfield.com. The Audit Committee met 12 times during the year ended December 31, 2015, consisting of seven meetings and five conference calls.
The duties and responsibilities of the Audit Committee include:
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monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

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monitoring and overseeing the independence and performance of our external auditors, internal auditors, and outsourced internal audit consultants;

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facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

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maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.

The Compensation Committee consists of directors Scura, who serves as Chairman, Catino, Chapman, and DePierro. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.eNorthfield.com. The Compensation Committee met seven times during the year ended December 31, 2015, consisting of six meetings and one conference call.
The duties and responsibilities of the Compensation Committee include:
•
reviewing, evaluating and recommending objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board the Chief Executive Officer’s compensation, including amounts available for awards under incentive cash plans and equity-based plans, or if treatment as “performance-based compensation” under Section 162(m) of the Internal Revenue Code is desired, making awards under cash incentive plans and equity-based plans for ratification by the Board;

•
reviewing, evaluating and recommending, in consultation with the Chief Executive Officer, goals relevant to the compensation of our other executive management; reviewing such officers’ performance in light of these goals and recommending to the Board such officers’ compensation, including amounts available for awards under cash incentive plans and equity-based plans, based on this evaluation, or if treatment as “performance-based compensation” under Section 162(m) of the Internal Revenue Code is desired, making awards under cash incentive plans and equity-based plans for ratification by the Board;

•
reviewing the Company’s compensation practices and the relationship among risk, risk management, and compensation in light of the Company’s objectives, including its safety and soundness and the avoidance of practices that would encourage excessive risk;

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establishing and administering our equity based plans, and incentive cash compensation program for executive management;

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reviewing, evaluating, and recommending in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our directors and to directors of our affiliates for their service on the Board;

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reviewing, evaluating and recommending succession planning and development for executive officers;

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appointing the named fiduciaries and the plan administrator for employee benefit plans subject to ERISA; approving the compensation for any named fiduciary who is not an employee; and receiving reports from and overseeing the named fiduciaries;

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reviewing, evaluating, and recommending the terms of employment and severance agreements and arrangements for executive management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for executive management;

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reviewing and approving changes in our tax-qualified benefit plans that result in material changes in costs or the benefit levels provided and changes in a plan’s trustee, administrator, or service provider;

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reviewing the compensation discussion and analysis included in the proxy statements of the Company, and approving the related Compensation Committee Report; and

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reviewing and evaluating annually the independence of compensation committee consultants and legal advisors.

The Risk Committee’s duties and responsibilities include monitoring the Company’s enterprise-wide risk management program as well as reviewing and monitoring concentrations, interest rate and liquidity risks, strategic planning and capital deployment, annual budgeting, and asset quality (excluding loans). The Risk Committee met eight times during the year ended December 31, 2015, consisting of six meetings and two conference calls.
The Loan Committee’s duties and responsibilities include annually reviewing and recommending for approval all of the Company’s policies related to lending; approving or rejecting loans meeting certain amount criteria as described in loan policies; and monitoring loan quality, including loan concentrations. The Loan Committee met 20 times during the year ended December 31, 2015, consisting of 11 meetings and nine conference calls.
The Compliance and IT Committee’s duties and responsibilities include overseeing the Company’s Bank Secrecy Act/Anti-Money Laundering and Consumer Compliance Programs, assessing the adequacy of consumer compliance controls and internal consumer compliance monitoring, assessing the effectiveness of management policies, procedures, and practices relating to consumer compliance, and advising the Board of Directors as to the status of our consumer compliance program and ongoing developments relating to consumer compliance matters. The Committee also provides oversight related to our information technology strategy and risks, and compliance with the Community Reinvestment Act. The Compliance and IT Committee met seven times during the year ended December 31, 2015.
Director and Director Nominee Evaluation Process
The Nominating and Corporate Governance Committee evaluates our current business and strategic plan to determine both the number of directors and qualifications necessary to properly execute upon the Board’s oversight role. The Committee considers, among other things, the annual self assessment performance results of the Board and its committees, the contributions of each Board member, published board composition survey data, and other relevant information. The Committee may consult with its outside corporate and securities counsel, who is expert in corporate governance, as part of this process.
The Nominating and Corporate Governance Committee generally seeks to identify individuals who satisfy the following criteria:
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have the highest personal and professional ethics and integrity and whose values are compatible with our values;

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have experience and achievements that have given them the ability to exercise and develop good business judgment;

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have a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

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have an understanding and commitment to the markets in which we operate;

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are involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

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have the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

Specific characteristics that are highly valued by the Committee include relevant and timely experience (both professional and life experiences), commitment to ongoing training and personal development, and ability to promote the interests of the Company, which may include involvement in local business, community, and industry groups. The Committee recognizes that each director, and director nominee, is unique and that desired characteristics will be demonstrated at different levels by each individual. The Committee also considers the ability of individuals to work as part of a team to support the strategic initiatives of the Company and whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards.
The Committee does not have a formal policy or specific guidelines regarding diversity among Board members, and generally views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Committee recognizes that diversity in professional and life experiences may include consideration of gender, race, or national origin, in identifying individuals who possess the qualifications that the Committee believes are important to be represented on the Board.
The Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board possessing skills and experience that are relevant to the current business and strategic direction of the Company, and who are willing to continue in service are first considered for re-nomination. The Committee evaluates the value of proven performance and continuity of service by existing members of the Board compared to that of obtaining a new perspective. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in identifying director nominees, if it so chooses.
The following details include for each of the director nominees, and directors continuing in office: their name; age as of December 31, 2015; year in which they first became a director of the Company; year that their term expires; and their business experience for at least the past five years. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than the Company), with the exception of Mr. Klein who serves on the board of directors of Middlesex Water Company, which is traded on the NASDAQ Stock Market, LLC under the symbol “MSEX.” The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the Board to conclude that such person should serve as a director of the Company.
Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
DIRECTOR NOMINEES:
Gil Chapman, 62, director since 2005, Nominee for term expiring in 2019
Business Experience: Mr. Chapman has over 25 years of business experience, most recently owning and operating an automobile dealership in Staten Island, New York.
Reasons why this person should serve as a director: Mr. Chapman has strong marketing, sales, and customer service assessment skills. Mr. Chapman has significant experience in employee development, training, and business management. Mr. Chapman also has extensive experience in actively supervising financial personnel while operating his automobile business and has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Chapman also serves as a director of the National Association of Corporate Directors (NACD), New Jersey Chapter. He is a Board Member Trustee of the Westfield Foundation, Westfield, New Jersey.

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
Steven M. Klein, 50, director since 2013, Nominee for term expiring in 2019	Business Experience: Mr. Klein joined the Company in 2005 as Chief Financial Officer. He was named Chief Operating Officer in March, 2011. He was appointed President effective February 1, 2013, and retained the title of Chief Operating Officer.
Reasons why this person should serve as a director: Mr. Klein is a registered certified public accountant, with strong analytical and leadership skills. Mr. Klein has over 25 years experience in banking, and financial reporting, including SEC reporting. He is involved in state and national professional organizations including both the New York Bankers Association and the New Jersey Bankers Association. Mr. Klein is a former audit partner with a national accounting and auditing firm, specializing in community banks. Mr. Klein is a director of the Northfield Bank Foundation.
Frank P. Patafio, 55, director since 2013, Nominee for term expiring in 2019	Business Experience: Since 2009, Mr. Patafio has served as a Senior Executive Vice President, Head of Investments, and portfolio manager at RXR Realty, New York, New York, with interests in approximately $14 billion of assets containing over 24 million square feet. From 1999 until 2009, Mr. Patafio was a partner and Chief Financial Officer of The Praedium Group, New York, New York. In addition, Mr. Patafio is a principal in FJKP, LLC, and affiliated partnerships, which develop residential homes and own rental properties.
Reasons why this person should serve as a director: Mr. Patafio has extensive knowledge and experience in real estate development and operations in the New York City marketplace and is a licensed Certified Public Accountant in New York State. Mr. Patafio has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Patafio possesses strong risk assessment skills in real estate investment, operations, and financing. Mr. Patafio is a director of the Northfield Bank Foundation, a trustee of Northwell Health and also serves on the Executive Committee of Staten Island University Hospital.
Directors Continuing in Office
John W. Alexander, 66, director since 1997, term expires 2017	Business Experience: Mr. Alexander joined Northfield Bank in 1997, and has served as Chairman of the Board and Chief Executive Officer since 1998 and Chairman of the Board of Northfield Bancorp, Inc. since 2002. Mr. Alexander also served as President of Northfield Bank and Northfield Bancorp, Inc. from October 2006, through January 2013.
Reasons why this person should serve as a director: Mr. Alexander has strong analytical and leadership skills. Mr. Alexander is involved in state and national professional organizations including serving as a director of both the New York Bankers Association and the New Jersey Bankers Association. He serves as a director of the American Bankers Mutual Insurance. He is also active in many community organizations, including serving as a trustee of Northwell Health and also serves on the executive committee of Staten Island University Hospital. He serves as a director of the Staten Island Economic Development Corporation, Snug Harbor Cultural Center and Botanical Garden, and the Northfield Bank Foundation. Mr. Alexander is a former tax partner with a national accounting and auditing firm, and specialized in bank taxation and asset securitization.

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
John R. Bowen, 75, director since 2003, term expires 2016	Business Experience: Mr. Bowen has over 35 years of business experience in all aspects of community banking, and retired as the Chief Executive Officer of Liberty Bank in 2002.
Reasons why this person should serve as a director: Mr. Bowen has extensive knowledge of banking regulation and internal control, and has strong risk assessment and leadership skills. Mr. Bowen also has extensive experience in loan origination and monitoring. Mr. Bowen is involved in local professional and community organizations including the Gateway Regional Chamber of Commerce and as a director of the Northfield Bank Foundation. Mr. Bowen will be retiring from the board following the stockholders’ Annual Meeting.
Annette Catino, 59, director since 2003, term expires 2017	Business Experience: Ms. Catino has served as President and Chief Executive Officer of QualCare Alliance Networks, Inc. (“QANI”), Piscataway, New Jersey, since 2001, the parent company of QualCare, Inc. On March 1, 2015, QANI was acquired by Cigna (NYSE: CI), a global health service company dedicated to helping people improve their health, well-being, and sense of security. Ms. Catino continues to serve as the Chief Executive Officer of QANI, operating as a subsidiary of Cigna Health and Life Insurance Company.
Reasons why this person should serve as a director: Ms. Catino has over 35 years of business experience in the healthcare industry. Ms. Catino has strong analytical and leadership skills with extensive experience in healthcare, municipal, and state governmental entities. Ms. Catino has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Ms. Catino is involved in local professional and community organizations including the Boards of Caucus Educational Corporation, the Val Skinner Foundation, and the Meridian Healthcare Perspective. She served on New Jersey Governor Christie’s transition committee on healthcare and in December, 2014, was appointed by Governor Christie to serve on University Hospital’s Board of Directors for a five-year term. Most recently, Ms. Catino was named Ernst & Young’s Entrepreneur of the Year in New Jersey and was also recognized as a National Finalist in the 2013 Ernst & Young Strategic Growth Forum. In 2014 she was named by NJBIZ as one of the 100 Most Powerful People in New Jersey, as well as one of the 50 Most Powerful People in New Jersey Health Care. In addition, she was named by New Jersey Monthly as one of the top 25 Leading Women Entrepreneurs in New Jersey. She also serves as Chairman of the Board of Pure Inventions, LLC, a privately held company that manufactures and distributes liquid, dietary supplements in the spa, wellness, and natural food markets.
John P. Connors, Jr., 59, director since 2002, term expires 2017
Business Experience: Mr. Connors is the managing partner of the law firm of Connors & Connors, P.C., located in Staten Island, New York.
Reasons why this person should serve as a director: Mr. Connors has over 30 years of business experience as a practicing attorney. Mr. Connors is admitted to practice in the state and federal courts of New York and New Jersey and the District of Columbia. In November 2014, Mr. Connors was appointed as Chair of the Grievance Committee for the Second, Eleventh, and Thirteenth Judicial Districts, covering Brooklyn, Queens, and Staten

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
Island. He also served on Chief Judge Jonathan Lippman’s Commission on Statewide Discipline. Mr. Connors has strong risk management skills and in-depth knowledge of contract and professional liability law related to key areas of the Company’s operations. Mr. Connors also has knowledge of and relationships with many of the residents and businesses located in Staten Island, New York. Mr. Connors is involved in local professional and community organizations including the Richmond County Bar Association and Notre Dame Academy, and Botanical Garden, and as a director of the Northfield Bank Foundation and Snug Harbor Cultural Center and Botanical Garden.
John J. DePierro, 75, director since 1984, term expires 2016	Business Experience: Mr. DePierro has over 45 years of business experience in the healthcare industry. Mr. DePierro recently retired as a consultant to the healthcare industry and is a retired Chief Executive Officer of a major Staten Island health care system.
Reasons why this person should serve as a director: Mr. DePierro has strong leadership skills, and extensive knowledge of corporate governance, as well as knowledge of and relationships with many of the residents and businesses located in Staten Island, New York. Mr. DePierro is involved in local professional and community organizations including directorships at the Seton Foundation for Learning and the Northfield Bank Foundation. Mr. DePierro will be retiring from the board following the stockholders’ Annual Meeting.
Timothy C. Harrison, 58, director since 2013, term expires 2018	Business Experience: Since 1990, Mr. Harrison has been a principal in TCH Realty & Development Co., LLC, and affiliated partnerships, which develop retail and office projects. Mr. Harrison is a licensed attorney in the State of New York and the Commonwealth of Pennsylvania.
Reasons why this person should serve as a director: Mr. Harrison has extensive knowledge of real estate development and real estate law and possesses strong risk assessment and leadership skills. Mr. Harrison is involved in local professional and community organizations, including Project Hospitality in Staten Island, New York, and as a director of the Northfield Bank Foundation. He also serves on the Board of Trustees of Staten Island Academy, the Board of Visitors of the Nelson A. Rockefeller Center for Public Policy and the Social Sciences at Dartmouth College.
Karen J. Kessler, 59, director since 2013, term expires 2018	Business Experience: Ms. Kessler is a founding partner and President of Evergreen Partners, Inc. and has over 25 years of experience in the public relations industry, specializing in reputation management and communication.
Reasons why this person should serve as a director: Ms. Kessler has extensive experience as a leader in the public relations industry. She has been featured in numerous local and national media and is a frequent speaker on the topics of corporate and board best practices, corporate reputation, and women in leadership. Ms. Kessler currently is the founding co-chair of the Atlantic Health Integrative Medicine Chambers Center, a member of the NJ Advisory Committee on Judicial Conduct, is on the Executive Cabinet/ Institute for Ethics at the Rutgers University Business School, and is a

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
Visiting Fellow at the Rutgers Eagleton Institute of Politics. Previously, Ms. Kessler chaired the Board of AllSpire Health Partners, the nation’s largest health consortium, and Atlantic Health System. Ms. Kessler possesses strong skills in risk management, communication, economics, governance, and leadership.
Susan Lamberti, 73, director since 2001, term expires 2017
Business Experience: Ms. Lamberti was an educator with the New York City public schools until her retirement in 2001.
Reasons why this person should serve as a director: Ms. Lamberti has over 30 years of experience in the New York City Public School system. Ms. Lamberti has strong training and development skills, and has extensive knowledge of and relationships with many residents and businesses located in Staten Island, New York. Ms. Lamberti is involved in local professional and community organizations, including the Sisters of Charity Housing Development Fund Corporation. Ms. Lamberti also serves as Chairman of the Northfield Bank Foundation.

Patrick L. Ryan, 65, director since 2016, term expires 2019	Business Experience: Mr. Ryan has over 17 years of community banking experience and was the founder and chairman of Hopewell Valley Community Bank of Pennington, New Jersey, until it merged with Northfield Bank in January, 2016.
Reasons why this person should serve as a director: In addition to his community banking experience, Mr. Ryan has practiced law as an attorney, served as general manager of a specialty construction firm, and was Executive Vice President of Ritchie & Paige Distributing for 15 years. He is a member of the New Jersey and Virginia Bar Associations. Mr. Ryan is active in leadership roles in local professional and community organizations, including being the current President of the New Jersey Clean Communities Council, Chairman of the Joint Mercer Chambers Legislative Committee and a board member, Vice-Chair, Chair and Immediate Past Chair, of the Princeton Regional Chamber of Commerce.
Patrick E. Scura, Jr., 71, director since 2006, term expires 2018
Business Experience: Mr. Scura was an audit partner with a national accounting and auditing firm for 27 years until his retirement in 2005.
Reasons why this person should serve as a director: Mr. Scura is a former audit partner with a national accounting and auditing firm, specializing in community banking and has over 35 years experience auditing public company financial institutions. Mr. Scura is a licensed certified public accountant, and has strong risk assessment, financial reporting, and internal control expertise. Mr. Scura has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Scura also has extensive knowledge of and relationships with community banks in our market area. Mr. Scura is involved in local professional and community organizations including St. Peter’s University and the American Institute of Certified Public Accountants.

Director Compensation
Every three years, director compensation is reviewed in detail by the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee. The Compensation Committee considers, among other things, the size and complexity of the Company, as well as the responsibilities, marketplace availability of necessary skill sets, and the time commitment necessary for the Board, its committees, and its committee chairs, to adequately discharge their oversight roles and responsibilities. The Compensation Committee utilizes the assistance of an independent, third-party compensation consultant, Pearl Meyer & Partners, LLC, (Pearl Meyer) and available peer and survey data, regarding director compensation at other comparable financial institutions, as part of this process. For interim years between detailed reviews, the Compensation Committee reviews current market conditions and trends in director compensation in consultation with its independent third-party compensation consultant. In 2013, the Compensation Committee performed its triennial detailed review of director compensation. In 2014, the Compensation Committee reviewed current board compensation market trends and practices with Pearl Meyer, and based on this review, made a determination that Board compensation determined in 2013 was appropriate and should remain unchanged for 2015.
In May 2014, the stockholders of the Company approved the Northfield Bancorp, Inc. 2014 Equity Incentive Plan. The objective of equity awards is to further align the interests of our employees and directors with those of other stockholders and reward sustained performance. In May 2015, the Compensation Committee granted equity awards to each director (with the exception of Messrs. Alexander and Klein who received awards based on their employee roles and responsibilities). The equity awards consisted of 12,500 shares of restricted common stock, and 32,000 options to purchase shares of common stock at a price of  $14.76 per share. The option exercise price represented the closing price of the Company’s common stock on the grant date. The equity awards vest in equal installments over a five-year period, commencing one year from the date of the grant.
The following table sets forth the director and committee fee structure for the Board and its standing committees (all of which were due and payable in cash) for the year ended December 31, 2015. Directors who are also employees of the Company receive no additional compensation for service as a director. Attendance fees, and one-fourth of any annual retainer, are paid on a quarterly basis, unless a director elects to have such fees or a portion thereof, deferred under our nonqualified deferred compensation plan, described below.
	Board of Directors	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Annual Retainer	$54,000	—	—	—
Annual Retainer – Chair	—	$4,000	$8,000	$24,000
Annual Retainer – Members	—	—	—	$12,000
Per Meeting Fee	—	$1,000	$1,000	—
Members of other committees of the Board receive, in cash, a $1,000 per meeting attendance fee and chairs of such committees receive an annual committee chair retainer of  $4,000.
The Company also pays directly or reimburses directors for normal, customary, and necessary business expenses, which include certain computer equipment, services, and supplies, relevant professional memberships, and costs associated with participation in professional training seminars.

The following table sets forth for the year ended December 31, 2015, certain information as to the total remuneration we paid or that was earned by our directors. Messrs. Alexander and Klein do not receive separate compensation for their service as directors. The “Non-equity incentive plan compensation,” and “Change in pension value and nonqualified deferred compensation earnings” columns have been omitted from the table because no director earned any compensation during the year ended December 31, 2015, of a type required to be disclosed in those columns.
Name	Fees earned or paid in cash ($)(1)	Stock awards(2)(4) ($)	Stock options(3)(4) ($)	All other compensation ($)(5)	Total ($)
John R. Bowen	89,667	184,500	130,240	1,680	406,087
Annette Catino	90,000	184,500	130,240	1,680	406,420
Gil Chapman	89,000	184,500	130,240	1,680	405,420
John P. Connors, Jr.	84,000	184,500	130,240	1,680	400,420
John J. DePierro	83,000	184,500	130,240	1,680	399,420
Timothy C. Harrison	79,333	184,500	130,240	1,680	395,753
Karen J. Kessler	75,000	184,500	130,240	1,680	391,420
Susan Lamberti	77,000	184,500	130,240	1,680	393,420
Frank P. Patafio	86,000	184,500	130,240	1,680	402,420
Patrick E. Scura, Jr.	90,000	184,500	130,240	1,680	406,420

(1)
Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the calendar year, whether the director received payment of such amounts or elected to defer them.

(2)
Represents the aggregate grant date fair value of 12,500 shares of restricted stock of the Company awarded to each director on May 27, 2015, based upon a grant date stock price of  $14.76 per share. For further information see footnote 10 to the consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

(3)
Represents the aggregate grant date fair value of options to purchase 32,000 shares of Company common stock awarded to each director on May 27, 2015. The options vest in equal installments over a five-year period, commencing one year from the date of the grant and have an exercise price of  $14.76 per share. For further information see footnote 10 to the consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

(4)
At December 31, 2015, each Director held 36,500 unvested shares of restricted stock, 32,000 unvested stock options with an exercise price of  $14.76, and 15,000 vested but unexercised and 60,000 unvested options at an exercise price of  $13.13 per share. As of December 31, 2015, Messrs. Bowen, Chapman, Connors, DePierro, and Scura, Ms. Catino, and Ms. Lamberti each had 97,220 vested but unexercised stock options at an exercise price of  $7.09 per share.

(5)
Other compensation consists solely of dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested.

Patrick L. Ryan became a director on January 8, 2016, effective with the merger between the Company and Hopewell Valley Community Bank, and entered into an agreement to provide consulting services to the Company through September 2016, at a monthly fee of  $3,500, plus expenses. Mr. Ryan was not paid any fees under the consulting agreement during 2015.
Transactions with Certain Related Persons
Loans and Extensions of Credit.   The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Northfield Bank to our executive officers and directors in compliance with federal banking regulations.
The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was $398,664 at December 31, 2015. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northfield Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2015, and were made in compliance with federal banking regulations.

Compensation Committee Interlocks and Insider Participation.   We have no compensation committee interlocks. Ms. Catino, and Messrs. Chapman, DePierro, and Scura constitute all of the directors who served on our Compensation Committee at any time during 2015. Each is and was an independent, outside director, and none is a current or former officer or employee of the Company.
Other Transactions.   There were no other transactions between the Company and its directors or executive officers during 2015.
Attendance at Annual Meetings of Stockholders
Although we do not have a written policy regarding director attendance at annual meetings of stockholders, it is expected that Directors will attend these meetings absent unavoidable scheduling conflicts. All Directors attended the 2015 Annual Meeting of Stockholders.
Codes of Conduct and Ethics
We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our Chief Executive Officer (Principal Executive Officer), President and Chief Operating Officer, Chief Financial Officer (Principal Accounting Officer), and Controller. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.eNorthfield.com. Amendments to and waivers of the Code of Conduct and Ethics for Senior Financial Officers will be disclosed on our website, or otherwise in the manner required by applicable law, rule, or listing standard.
We also adopted a Code of Conduct and Ethics that is applicable to all employees, officers, and directors which is available on our website at www.eNorthfield.com. Employees, officers, and directors acknowledge annually that they will comply with all aspects of the Code of Conduct and Ethics for Employees, Officers, and Directors.
Stock Ownership Guidelines
The Board of Directors believes that directors and executive officers should own and hold common stock of the Company to further align their interests with the interests of our stockholders. Therefore, the Board has established minimum stock ownership guidelines (the “Guidelines”). The Guidelines are applicable to non-employee directors and executive officers. Executive officers are defined as the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Senior Lending Officer, Senior Operations Officer, and Business Development and Branch Administration Officer of the Company. In the event a director also serves as an executive officer of the Company, the director will be subject to the executive officer stock ownership guidelines instead of the director stock ownership guidelines.
For purposes of meeting the Guidelines, shares owned directly, vested shares held pursuant to the Company’s Employee Stock Ownership Plan and 401(k) plan, vested restricted shares, restricted stock units and shares owned indirectly in a trust, by a spouse and/or minor children are defined as “Qualifying Shares.” Shares of stock that directors and executive officers have the right to acquire through the exercise of stock options (whether or not vested) are not included as Qualifying Shares.
Directors of the Company must own Qualifying Shares amounting to the greater of  (1) a market value equal to five times the individual annual board director cash retainer; or (2) 20,000 shares. The market value of the stock is based on the closing price of the Company’s stock on May 28, 2014, or such later date that they first become a director of the Company. A director is prohibited from selling any shares of Company stock unless the director is in compliance with the Guidelines.
Each executive officer must own a minimum number of Qualifying Shares with a market value equal to a multiple of such executive officer’s base salary, as set forth below, on May 28, 2014, (the date on which the current Guidelines were established) or such later date that they first become an executive officer. The market value of the stock is based on the closing price of the Company’s stock on May 28, 2014, or such later date that they first become an executive officer. An executive officer is prohibited from selling any shares of Company stock unless the executive officer is in compliance with these Guidelines.

Position	Multiple of Base Salary
Chief Executive Officer, President	5 times base salary
Chief Financial Officer	2 times base salary
Executive Vice Presidents	2 times base salary
The applicable ownership level for directors and executive officers must be achieved by the later of May 28, 2014, or five years after the director or executive officer first becomes subject to the Guidelines, and must be maintained thereafter for as long as the individual remains a director or executive officer. As of December 31, 2015, all non-employee directors and executive officers met the stock ownership requirements or are expected to meet the requirements within the requisite five-year period to achieve such ownership.
If an executive officer’s title changes and the multiple of base salary increases such that the executive officer would be subject to a greater ownership requirement, the executive officer will have five years to satisfy the additional requirement. If an executive officer’s title changes, the overall market value ownership requirement as a multiple of base salary will be recalculated based on the closing price of the Company’s stock on the date the executive officer becomes subject to the increased requirement.
If an executive officer’s base salary or director’s annual cash retainer increases subsequent to initially being subject to the Guidelines the number of Qualifying Shares will not change. The number of Qualifying Shares will not change as a result of fluctuations in the market price of the Company’s stock price, subsequent to the executive officer or director first being subject to the Guidelines.
The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any director or officer on whom any requirement of the Guidelines would impose a financial hardship or prevent such director or executive officer from complying with a court order. No such exceptions were granted in 2015.
Each director’s and executive officer’s compliance with or progress towards compliance with the Guidelines is reviewed annually by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for monitoring and interpreting the application of the Guidelines and may amend the Guidelines at any time.
Prohibition against Hedging and Borrowing
Company policy prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company stock. Accordingly, any hedging, derivative, or other equivalent transaction, such as “short” selling or entering into option transactions such as “puts” and “calls” on the Company’s stock is prohibited. In addition, no director or executive officer may purchase Company stock on margin, borrow against any account in which Company securities are held, or pledge Company stock as collateral for a loan.
Stockholder Communications
Stockholder Proposals.   In order to be eligible for inclusion in our proxy materials for our 2017 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, no later than December 13, 2016. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Advance Notice of Business to be Conducted at an Annual Meeting of Stockholders.   In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Corporate Secretary must receive written notice not less than 90 days prior to the anniversary date of the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) (A) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (D) any short interest (as described in the Bylaws) in any security of the Company held by each such party, (E) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting); and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.
The 2017 annual meeting of stockholders is expected to be held May 24, 2017. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than January 12, 2017. If notice is received after January 12, 2017, it will be considered untimely, and we will not be required to present the matter at the stockholders’ meeting.
Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
Procedures for the Recommendation of Director Nominees by Stockholders.   The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to us at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2017 Annual Meeting of Stockholders no later than November 13, 2016.

The submission must include the following information:
•
a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•
a statement of the candidate’s business and educational experience;

•
such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•
a statement detailing any relationship between the candidate and Northfield Bancorp, Inc. and its affiliates;

•
a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northfield Bancorp, Inc. or its affiliates;

•
detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•
a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
Stockholder Communications with the Board.   A stockholder of Northfield Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:
•
forward the communication to the Director or Directors to whom it is addressed; or

•
attempt to handle the inquiry directly, or forward the communication for response by another employee of Northfield Bancorp, Inc. For example, a request for information about a financial statement matter may be forwarded to our Chief Financial Officer; or

•
not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.

The Corporate Secretary will make those communications that were not forwarded available to the Directors on request.
Executive Officers who are not Directors
The business experience for the past five years of each of our executive officers other than Messrs. Alexander and Klein is set forth below. Unless otherwise indicated, executive officers have held their positions for the past five years.
Kenneth J. Doherty joined Northfield Bank in 1988, and currently serves as Executive Vice President and Chief Lending Officer.
William R. Jacobs joined Northfield Bank as Controller in 2006. In 2012 he was named Principal Accounting Officer, and in 2013 he was named Chief Financial Officer. Effective February 12, 2016, he serves as Executive Vice President and Chief Financial Officer. Mr. Jacobs is a licensed certified public accountant in the State of New Jersey.

Robin Lefkowitz joined Northfield Bank as Director of Business Development in 2006. Effective February 12, 2016, she serves as Executive Vice President of Business Development and Branch Administration.
Michael J. Widmer joined Northfield Bank in 2002, and currently serves as Executive Vice President, Operations.
Equity Compensation Plans Approved by Stockholders
Set forth below is certain information as of December 31, 2015, regarding equity compensation plans that have been approved by stockholders.
Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price(1) ($)	Number of securities remaining available for issuance under the plan(2)
2008 Equity Incentive Plan:
Restricted Stock	—	N/A	60,085
Stock Options	2,513,601	7.13	151,445
Total	2,513,601	N/A	211,530
2014 Equity Incentive Plan:
Restricted Stock	—	N/A	43,877
Stock Options	3,498,260	13.64	54,332
Total	3,498,260	N/A	98,209

(1)
Exercise price relates only to stock options.

(2)
The 2008 and 2014 Equity Incentive Plans permit the Compensation Committee of the Board to award, at its discretion, the remaining securities available for issuance under the plans entirely in stock options.

The Company’s only equity compensation program that was not approved by stockholders is its employee stock ownership plan.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management, the section included in this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement. The members of the Compensation Committee are: Patrick E. Scura, Jr., who serves as Chairman, Annette Catino, Gil Chapman, and John J. DePierro.
Compensation Discussion and Analysis
Persons Covered.   This discussion and analysis addresses 2015 compensation for the following executive officers: John W. Alexander, Chairman and Chief Executive Officer; William R. Jacobs, Executive Vice President and Chief Financial Officer; Steven M. Klein, President and Chief Operating Officer; Kenneth J. Doherty, Executive Vice President and Chief Lending Officer; and Michael J. Widmer, Executive Vice President of Operations. These five executives are referred to in this discussion as the “Named Executive Officers.”
Executive Summary.   The Company strives to create a compensation program that rewards performance and the long-term success of the Company. The compensation program is designed to attract and retain superior financial services executive talent, and align compensation with sustainable performance within the context of appropriate risk management parameters and safe and sound operation of the Company and its subsidiary, Northfield Bank. The Company completed its “second step” stock offering in 2013, and continues to transition its compensation practices to those of other community bank pubic companies in its marketplace.
Our compensation program is designed to:
•
Align the interests of our executives with those of our stockholders;

•
Offer competitive base salaries;

•
Balance:

◦
short-term and long-term performance;

◦
fixed and performance-based compensation;

◦
cash and equity;

•
Link annual cash incentive compensation directly to performance:

◦
focused on the Company’s strategic objectives;

◦
balanced between corporate and individual goals;

◦
targeted to reasonable payouts compared to base salaries;

•
Provide equity incentive as a significant component of total compensation:

◦
benchmarked to the market practices of other recently converted mutual holding companies;

◦
vesting over a number of years to focus on long-term performance;

•
“Clawback” incentive compensation if certain events occur, such as materially incorrect information or restatements of financial statements;

•
Promote ownership in the Company through:

◦
robust stock ownership guidelines;

◦
prohibitions against hedging and borrowing against Company stock;

•
Provide continuity of leadership through the select use of employment and change-in-control agreements:

◦
aligned with current market practices by role;

◦
using a “double-trigger” for payment;

◦
excluding “gross-ups” for taxes;

•
Provide health, welfare, and retirement benefits comparable with other Company employees and perquisites comparable to executives in the community banking marketplace.

Role of the Compensation Committee.   The Compensation Committee of the Board of Directors is responsible for overseeing and approving, subject to ratification by the Board of Directors, the compensation of the Named Executive Officers. As part of these duties, the Committee administers the Company’s cash and equity incentive compensation plans and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to ratify the compensation of all Named Executive Officers.
The Compensation Committee also reviews and oversees Northfield Bank’s employee benefit plans. The Committee has a formal charter that describes the Committee’s scope of authority and its duties, which is available on our website at www.eNorthfield.com.
The Compensation Committee consists of four directors, all of whom are “independent” as set forth in the listing requirements for NASDAQ securities. No member of the Compensation Committee receives compensation related to the activities of the Company, except for services in their capacity as a board member. The Nominating and Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in NASDAQ listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in March 2016.
Role of Officers in Committee Activities.   The officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, the President and Chief Operating Officer, the Chief Risk Officer, and the Director of Human Resources. These officers provide the Compensation Committee with input regarding employee compensation philosophy, processes, risk considerations, and compensation matters regarding employees other than the Named Executive Officers. This communication assists in the design and alignment of compensation programs throughout the Company. In addition to providing factual information such as Company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year. At the request of the Compensation Committee, the President and Chief Operating Officer and Director of Human Resources communicate directly with third-party consultants, providing third-party consultants with Company-specific data and information, and assisting in the evaluation of the estimated financial effect regarding any proposed changes to the various components of compensation.
Officers participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision-making process. The Chief Executive Officer and the President and Chief Operating Officer do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. In addition, the Compensation Committee meets, as appropriate, without management being present.
Use of Advisors.   The Compensation Committee periodically engages independent compensation consultants to assist them in the compensation process for Named Executive Officers. Compensation consultants are retained by and report directly to the Compensation Committee. Each consultant has the freedom to provide independent recommendations, based on their research and experience, to the Compensation Committee within the scope of contracted services. Independent Consultants to the

Compensation Committee do not provide any services directly to management. Consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies, including community banks in the Company’s marketplace. The consultants also provide peer proxy statement and survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary, equity awards, and cash incentives from the comparison group proxy statements and survey data.
For 2015, the Compensation Committee engaged Pearl Meyer, an independent compensation consulting firm, as its advisor on executive and board compensation matters. Pearl Meyer assisted the Compensation Committee in the development of the 2015 Management Cash Incentive Plan and provided the Committee with updates on current executive compensation trends, including those related to base salaries, incentive compensation, and employment agreements. Pearl Meyer also provided the Compensation Committee with independent objective consultation on current equity grant practices for directors and Named Executive Officers of recently converted mutual holding companies.
The Committee regularly reviews the services, performance, and independence of its outside advisors. Pearl Meyer’s independence was last reviewed against the requirements of the SEC and NASDAQ in February 2016, and was found to meet all of the criteria for independence.
For 2015, the Compensation Committee also utilized the firm of Luse Gorman, PC (“Luse Gorman”) to provide consultation regarding legal matters related to the functioning of the Compensation Committee, including review of the Compensation Committee’s charter, interpretation of applicable rules and regulations, and preparation of legal documents pertaining to Named Executive Officers’ employment and change-in-control agreements, and benefit plans. The Compensation Committee does not utilize Luse Gorman for compensation consultation. The Compensation Committee regularly reviews the services provided by Luse Gorman. Luse Gorman, who also provides services to the Company related to SEC and regulatory matters, is not required, either by SEC or NASDAQ rules to be independent, and is not deemed to be independent by the Compensation Committee.
Compensation Objectives and Philosophy.   The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for sustained performance, and to provide competitive compensation, including cash and equity incentive compensation, to attract talent to the Company, consistent with effective risk management. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of banking and our business. The methods used to achieve these objectives are influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual performance in achieving both financial and non-financial goals.
Our 2015 compensation program for our Named Executive Officers includes three key components. The first component is base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the position held. The second component is an annual cash incentive plan, designed to reward our executives for attaining specific performance goals that support the strategic objectives of the Company. The third component is equity incentive awards in the form of Company common stock and options to purchase Company common stock at a specified price. We also provide benefits and perquisites to the Named Executive Officers at levels that are competitive and appropriate for their roles.
Benchmarking.   Our compensation program is periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data. The Compensation Committee will generally review and consider updated peer proxy and market survey compensation data every three years. In 2013, the Compensation Committee engaged Pearl Meyer to assist it in completing a comprehensive competitive compensation review. Pearl Meyer recommended the peer group using objective criteria to reflect banks similar in asset size, business model and region to the Company. The asset size ranged from approximately 58% to two and one-half times the Company’s asset size with a median asset size of  $2.9 billion.

The Compensation Committee approved the following peer group:
Bridge Bancorp, Inc.	Lakeland Bancorp, Inc.	Sterling Bancorp
Center Bancorp, Inc.	NBT Bancorp, Inc.	Suffolk Bancorp
Dime Community Bancshares, Inc.	OceanFirst Financial Corp.	Sun Bancorp, Inc.
Financial Institutions, Inc.	Oritani Financial Corp.	Tompkins Financial Corporation
First of Long Island Corporation	Peapack-Gladstone Financial Corp.	TrustCo Bank Corp NY
Flushing Financial Corporation	Provident Financial Services, Inc.	WSFS Financial Corporation
Hudson Valley Holding Corp.	Provident New York Bancorp
Kearny Financial Corp.	Roma Financial Corporation
In between triennial comprehensive compensation reviews, Pearl Meyer provides market trend information including typical base salary movement, incentive targets, and other guidance to update the Committee, as requested.
Assembling the Components of Compensation.   The Compensation Committee analyzes the level and relative mix of executive compensation by component (e.g., base salary, incentives, and benefits) and in the aggregate. The Chief Executive Officer provides recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on their analysis, the Compensation Committee approves each Named Executive Officer’s compensation, subject to ratification by the Board of Directors.
When evaluating the mix of total compensation, the Compensation Committee considers among other things, general market practices, benchmarking studies conducted by the consultants, the alignment of cash and equity incentive awards with our strategic objectives and Company performance, and the desire to reward performance through incentive compensation within Board-approved risk parameters. The Compensation Committee seeks to create appropriate incentives without encouraging behaviors that result in undue risk. These components are periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data.
Base Salary.   Base salary is designed to provide a reasonable level of predictable income commensurate with the position, pay levels of similar positions in the market, individual experience, and demonstrated performance. Named Executive Officers are eligible for periodic adjustments to their base salary as a result of their individual performance, market analysis, or significant changes in their duties and responsibilities. The Compensation Committee annually reviews and approves base salaries, and changes thereto, for Named Executive Officers, including our Chief Executive Officer.
Base salary amounts were determined based on a review of peer proxy and survey data in connection with the 2013 triennial comprehensive competitive compensation analysis, and related financial services industry compensation market trend updates, provided by Pearl Meyer. The Compensation Committee reviewed the 50th percentile of peer proxy and survey data, and a pay range around the median to allow for recognition of each Named Executive Officer’s specific experience, responsibilities and performance, estimated value in the marketplace, and the Committee’s view of each Named Executive Officer’s role in the future success of the Company. The Compensation Committee generally targets base salary compensation at the 65th percentile for Named Executive Officers. Based on the above, the Compensation Committee determined that base salaries for Messrs. Alexander, Klein, Doherty, and Widmer, were appropriate and no changes were made for 2015, and Mr. Jacobs’ salary should be increased by $20,000, or 10.0%, to $220,000.
Cash Incentives.   The Compensation Committee developed and implemented a management incentive plan for 2015 (the “2015 Management Cash Incentive Plan”) and established a Corporate Goal (as defined below) and Individual Goals (as defined below) in January 2015. The 2015 Management Cash Incentive Plan provides performance-based annual cash incentives to reward the Company’s Named Executive Officers for the execution of specific financial and non-financial elements of our strategic business plan, as well as individual goals related to an executive’s functional area. The Company is required to meet 80% or greater of the Corporate Goal related to basic earnings per share for the Cash Incentive Plan to activate or “turn on.” Once the 2015 Management Cash Incentive Plan is active, incentives are based on corporate and individual performance. The Corporate Goal is designed to reflect a significant portion of the Named Executive Officer’s incentive (70% to 100%) while the individual performance reflects up to 30% of the incentive.

The Compensation Committee evaluates the reasonableness and likelihood of attaining designated incentive goals, including stretch goals, in an effort to ensure that such targets appropriately reward performance, but do not encourage undue risk taking. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the initial targeted level. Annual incentive cash awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of incentive compensation.
For 2015, the Compensation Committee set a “Target” total cash incentive award (as a percentage of base salary) of 25% for Mr. Jacobs, 30% for Messrs. Doherty and Widmer, and 40% for Messrs. Alexander and Klein. These percentages were the same as those from the 2014 Management Cash Incentive Plan. The Compensation Committee reviewed cash incentive compensation market practices provided by Pearl Meyer as part of its evaluation of the 2015 Management Cash Incentive Plan noting that that Company’s targeted percentages were below market practices of other financial services companies. The Compensation Committee made a determination not to change the cash incentive compensation targeted percentages in 2015, in recognition of the equity awards provided to Named Executive Officers in 2014, in connection with the Company’s conversion from a majority owned mutual holding company to a fully public company. The actual cash incentive award range for 2015 was defined as 50% of Target for “Threshold” performance and 150% of Target for “Stretch” performance, which was set consistent with 2014.
The Compensation Committee established a corporate goal for all Named Executive Officers (the “Corporate Goal”) of basic earnings per share of  $0.46 and individual performance goals for Messrs. Jacobs, Doherty, and Widmer. The “Stretch” goal was basic earnings per share of  $0.55 or greater and the “Threshold” goal was basic earnings per share of  $0.41.
Messrs. Alexander’s and Klein’s cash incentive compensation was 100% weighted to the Corporate Goals. Individual performance goals were assigned to Messrs. Jacobs, Doherty and Widmer, weighted at 30%, and were aligned with our strategic business plan. Individual goals included the following: for Mr. Jacobs, focusing on efficiency initiatives, enhancing and expanding reporting on budgeting and financial forecasts, and monitoring department and branch performance; for Mr. Doherty, originating loans, with specified “Targets,” expanding commercial lending capabilities and maintaining strong asset quality; and for Mr. Widmer, increasing deposits, including transaction deposit accounts, to specified “Targets.”
In January 2016, the Compensation Committee evaluated achievement of the Corporate Goal and Individual Goals for Named Executive Officers. Regarding the Corporate Goal, the Compensation Committee noted that the Company reported 2015 basic earnings per share of  $0.46, and therefore met the basic earnings per share goal at Target. The Compensation Committee noted that reported basic earnings per share of  $0.46 included a $0.02 per share charge for merger-related costs pertaining to the Hopewell Valley Community Bank transaction, and $0.01 per share charge pertaining to a change in New York City tax laws. The Compensation Committee made a determination not to exclude the effective of such amounts from the evaluation of the attainment of the Corporate Goal.
The Compensation Committee concluded the following related to each Named Executive Officer’s performance related to their Corporate Goals and individual goals in accordance with the 2015 Management Cash Incentive Plan:
Mr. Alexander’s incentive award for the Corporate Goal, weighted at 100%, was $270,400 (40% of base salary).
Mr. Jacobs’ award for the Corporate Goal, weighted at 70%, was $38,500 (17.5% of base salary). The Compensation Committee concluded that Mr. Jacobs achieved his individual goals at Target and his award weighted at 30% was $16,500 (7.5% of base salary).
Mr. Klein’s incentive award for the Corporate Goal, weighted at 100%, was $162,000 (40% of base salary).

Mr. Doherty’s award for the Corporate Goal, weighted at 70%, was $63,000 (21% of base salary) with an individual goals award, weighted at 30%, of  $39,690 (13.2% of base salary). The Compensation Committee concluded that Mr. Doherty achieved his individual goal of new loan originations at 118.7% of the Target level, resulting in a payout between Target and Stretch. The Committee also considered the favorable loan quality metrics as part of such determination.
Mr. Widmer’s award for the Corporate Goal, weighted at 70%, was $57,750 (21% of base salary) with an individual goals award, weighted at 30%, of  $37,125 (13.5% of base salary). The Compensation Committee considered Mr. Widmer’s progress towards increasing deposits, including transaction accounts. The Compensation Committee concluded that Mr. Widmer achieved his goal of increasing deposits at above Stretch, resulting in a payout at Stretch.
In recognition of the Company’s overall performance and the Executives’ contributions to executing on the Company’s strategic plan (including the successful execution of the Hopewell Valley Community Bank transaction), the Compensation Committee granted additional, discretionary awards to Messrs. Alexander, Jacobs, Klein, Doherty and Widmer, of  $75,000, $25,000, $45,000, $35,000, and $30,000 respectively.
For 2015, the Named Executive Officers’ total Target award opportunities, and actual incentives awarded under the Cash Incentive Plans as a percentage of Target are detailed below.
Name	Target Award Opportunity ($)	Actual Award(1) ($)	Actual Award as a percentage of Target Award Opportunity (%)
John W. Alexander	270,400	270,400	100.0
William R. Jacobs	55,000	55,000	100.0
Steven M. Klein	162,000	162,000	100.0
Kenneth J. Doherty	90,000	102,690	114.1
Michael J. Widmer	82,500	94,875	115.0

(1)
Actual awards exclude discretionary bonuses.

Equity Awards.   In May 2014, the stockholders of the Company approved the Northfield Bancorp, Inc. 2014 Equity Incentive Plan. The objective of equity awards is to further align the interests of our directors and employees, including Named Executive Officers, with those of stockholders and to reward sustained performance.
In May 2015, the Compensation Committee granted in total to Named Executive Officers, 260,000 restricted shares and 545,000 options to purchase Company stock at $14.76 per share, representing the closing price of the Company’s common stock on the grant date. In awarding such grants, the Compensation Committee considered the Company’s 2014 strong financial performance, the costs associated with such awards as compared to 2015 projected financial performance, and its past equity grant practices, including those under the 2014 Equity Incentive Plan. The Compensation Committee also considered the current market grant practices for recently converted mutual holding companies transitioning to fully public companies as provided by the Company’s independent compensation consultants. The equity awards vest in equal installments over a five-year period, commencing one year from the date of the grant. The 2014 Equity Incentive Plan and related equity award agreements provide for acceleration of unvested equity awards, following the recipient’s death or Disability or in the event of Involuntary Termination, including Resignation for Good Reason, following a Change in Control. The award agreements also fully vest an award recipient in the event of Involuntary Termination, including Resignation for Good Reason, following a “Merger of Equals.” The equity award agreements for Messrs. Alexander and Klein provide that if they are not an employee of the Company, but remain as a Director of the Company, their unvested equity awards are reduced, on a pro rata basis, to a level commensurate with unvested equity awards issued to an individual non-employee director on May 27, 2015. See “Compensation Tables — Plan-Based Awards” for detailed allocations by Named Executive Officer.

Broad-based Benefits.   We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, and restoration and other termination benefits, not generally available to all qualifying employees of the Company.
The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2015:
•
a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;

•
an employee stock ownership plan;

•
medical coverage (all employees share in a percentage of the cost, depending on their elections);

•
pre-tax health and dependent care spending accounts; and

•
group life insurance coverage (death benefit capped at $750,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).

The Northfield Bank Employee Stock Ownership Plan (the “ESOP”) allocates a certain number of shares of the Company’s common stock on an annual basis among plan participants subject to Internal Revenue Code limitations. All eligible employees, including Named Executive Officers, participate in the plan and received an allocation of common stock for 2015.
Executive Benefits and Perquisites.   In addition to the broad-based benefits described above, the specifically Named Executive Officers received the following fringe benefits and perquisites in 2015:
•
all Named Executive Officers may participate in a nonqualified deferred compensation plan. The plan provides restoration of benefits capped under Northfield Bank’s broad-based benefits due to Internal Revenue Code salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and cash incentive award deferrals;

•
all Named Executive Officers are reimbursed for appropriate spousal expenses for attendance at business events;

•
all Named Executive Officers are provided a cellular allowance of up to $120 per month for business usage;

•
Messrs. Alexander and Klein are provided full-time use of a company maintained vehicle and reimbursement for reasonable costs associated with a golf club membership; and

•
Messrs. Jacobs, Doherty, and Widmer received a monthly automobile allowance of  $875.

Messrs. Alexander and Klein either pay or reimburse Northfield Bank for personal expenses pertaining to golf club usage. In lieu of a monthly automobile allowance, Messrs. Alexander and Klein receive use of an automobile (including all operating expenses) leased by Northfield Bank for business and personal use. Personal use of the automobile is reported as taxable income to Messrs. Alexander and Klein.
The Compensation Committee reviews the other components of executive compensation (broad-based benefits, and executive benefits and perquisites) on an annual basis. Changes to the level or types of broad-based benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
Employment Agreements.   In addition to the components of executive compensation described above, each Named Executive Officer is a party to an employment agreement with Northfield Bank. See “Employment Agreements” for a description of these agreements and “Potential Payments to Named Executive Officers” for information about potential payments to these individuals upon termination of their employment with Northfield Bank. The employment agreements contain no payment provisions for tax gross-ups to executives under any circumstance.

The employment agreements are designed to allow the Company to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Northfield Bank’s operations. In addition, the Compensation Committee believes that the employment agreements better align the interests of the executive with those of our stockholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for stockholders without causing undue personal financial conflicts.
The Compensation Committee reviewed prevailing market practices, consulted with Pearl Meyer on the competitiveness and reasonableness of the terms of the agreements, and negotiated the agreements with the individuals. The Compensation Committee believes such agreements are competitive market practice and necessary to retain executive talent.
The employment agreements are for a term of three years, and are reviewed annually by the Compensation Committee of the Board of Directors for renewal. The agreements provide for salary and incentive cash compensation payments, as well as additional post-employment benefits, primarily health benefits (or equivalent cash payments), under certain conditions, as defined in the employment agreements. The benefits provided under the agreements are for three years as it relates to Messrs. Alexander and Klein, and two years for Messrs. Doherty, Jacobs and Widmer. See “Employment Agreements” for further discussion.
Exceptions to Usual Procedures.   The Compensation Committee may recommend to the Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. The Compensation Committee made a discretionary cash award to Named Executive Officers for 2015 totaling $210,000. See “Cash Incentives,” above for further discussion.
The Compensation Committee will consider off-cycle compensation adjustments whenever a Named Executive Officer’s status, role or responsibilities change, or an executive officer is hired. The Compensation Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
The Compensation Committee considers, but is not bound by, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a Named Executive Officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Fringe benefits and perquisites also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. For 2015, we estimate that approximately $170,000 of the total amount of executive compensation earned for our Named Executive Officers will not be deductible for tax purposes due to limitations under Section 162(m).
Committee Actions Affecting 2016 Compensation.   In November 2015, the Compensation Committee reviewed the competitive salary and cash incentive data for its peer group regarding executive compensation, prepared by Pearl Meyer in 2013. Based on this review, which included an update of current compensation trends and practices prepared by Pearl Meyer, a determination was made to increase the base salary for Mr. Jacobs to $250,000, representing an increase of 13.6%. The Compensation Committee concluded that 2016 base salaries for all other Named Executive Officers should remain unchanged from 2015 base salaries pending completion of the 2016 triennial comprehensive competitive compensation review expected to be completed by Pearl Meyer in May 2016. The peer group for 2016 may be different from that utilized in 2013 due to the increased size of the Company, resulting in part from the acquisition of Hopewell Valley Community Bank in January 2016. In November, 2015, the Compensation Committee also approved the 2016 Management Cash Incentive Plan. The plan contains similar terms and conditions as the 2015 plan.

Compensation Tables
Summary Compensation Table.   The following table sets forth certain information for the three years ended December 31, 2015, as to the total remuneration we paid to our Named Executive Officers. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” columns have been omitted from the Summary Compensation Table because no listed individual earned any compensation during the years ended December 31, 2015, 2014, or 2013 of a type required to be disclosed in those columns.
Summary Compensation Table
Name and principal position	Year	Salary ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Bonus ($)	Non-equity incentive plan compensation ($)	All other compensation(1) ($)	Total ($)
John W. Alexander, Chairman of the Board and Chief Executive Officer	2015	676,000	1,476,000	915,750	75,000	270,400	162,911	3,576,061
	2014	676,000	2,035,150	1,564,000	—	372,431	194,744	4,842,325
	2013	676,000	—	—	—	226,377	192,830	1,095,207
William R. Jacobs, Executive Vice President and Chief Financial Officer	2015	220,000	369,000	244,200	25,000	55,000	56,919	970,119
	2014	200,000	407,030	183,770	—	48,207	44,896	883,903
	2013	178,041	—	—	—	33,530	39,109	250,680
Steven M. Klein, President and Chief Operating Officer	2015	405,000	1,033,200	549,450	45,000	162,000	100,871	2,295,521
	2014	405,000	1,444,300	1,086,980	—	223,128	112,339	3,271,747
	2013	399,923	—	—	—	135,625	122,343	657,891
Kenneth J. Doherty, Executive Vice President and Chief Lending Officer	2015	300,000	590,400	305,250	35,000	102,690	72,718	1,406,058
	2014	300,000	1,050,400	809,370	30,000	111,990	85,854	2,357,614
	2013	280,000	—	—	—	82,249	109,448	471,697
Michael J. Widmer, Executive Vice President, Operations	2015	275,000	369,000	203,500	30,000	94,875	66,959	1,039,334
	2014	275,000	853,450	664,700	—	95,451	77,306	1,965,907
	2013	250,000	—	—	—	58,211	102,905	411,116

(1)
The individuals listed in this table participate in certain medical and dental coverage plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The amounts shown below for each individual for the year ended December 31, 2015, include our direct out-of-pocket costs (reduced for Messrs. Alexander and Klein, in the case of the figures shown for automobiles, by the amount that would otherwise have been paid in cash reimbursements during the year for business use) for the following items:

	Mr. Alexander	Mr. Jacobs	Mr. Klein	Mr. Doherty	Mr. Widmer
Employer contributions to qualified and nonqualified deferred compensation plans	$120,110	$40,176	$71,695	$52,936	$48,693
Automobile	9,541	10,500	17,520	10,500	10,500
Club dues	13,988	—	—	—	—
Dividends paid on restricted stock awards(a)	8,680	3,328	6,160	4,480	3,640
Other(b)	10,592	2,915	5,496	4,802	4,126
Total	$162,911	$56,919	$100,871	$72,718	$66,959

(a)
Amounts represent dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested.

(b)
Includes spousal reimbursement for business travel, welfare benefits, and cell phone and data usage.

(2)
Represents the aggregate grant date fair value of restricted stock of the Company awarded to the employee the applicable year. For 2015, compensation expense is based upon a grant date stock price of  $14.76 per share, which was the final reported sales price of the Company’s common stock on the date of the grant. For 2014, compensation expense is based upon a grant date stock price of  $13.13 per share, which was the final reported sales price of the Company’s common stock on the date of the grant. The restricted stock awards vest in equal installments over a five-year period, commencing one year from the date of the grant. No forfeitures were assumed in calculating the aggregate grant date fair value. For further information see footnote 10 to the consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

(3)
Represents the aggregate grant date fair value of options to purchase Company common stock awarded to each employee during the applicable year. For 2015, options have an exercise price of  $14.76 per share, which was the final reported sales price of the Company’s common stock on the date of the grant. The grant date fair value was $4.07, per option and was determined using the Black-Scholes method assuming an option’s average life of 6.5 years, 1.67% risk free rate of return, 32.06% volatility, and 1.90% dividend yield. No forfeitures were assumed in calculating the aggregate grant date fair value. For 2014, options have an exercise price of  $13.13 per share, which was the final reported sales price of the Company’s common stock on the date of the grant. The grant date fair value was $3.91, per option and was determined using the Black-Scholes method assuming an option’s average life of 6.5 years, 1.92% risk free rate of return, 33.83% volatility, and 1.83% dividend yield. No forfeitures were assumed in calculating the aggregate grant date fair value. For further information see footnote 10 to the consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2015.
Plan-Based Awards.   As further discussed in “Compensation Discussion and Analysis — Assembling the Components of Compensation,” the Company maintained a cash incentive award program and equity incentive award program (both based upon Board and stockholder approved plans) for its Named Executive Officers for the year ended December 31, 2015.
The following table sets forth for the year ended December 31, 2015, certain information as to grants of plan-based cash and equity awards.
Grants of Plan-based Awards Table
Name	Grant date	Estimated future payouts under non-equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards(1)
		Threshold ($)	Target ($)	Maximum ($)
John W. Alexander	1/28/15	135,200	270,400	405,600
	5/27/15				100,000	225,000	$14.76	$4.07
William R. Jacobs	1/28/15	27,500	55,000	82,500
	5/27/15				25,000	60,000	$14.76	$4.07
Steven M. Klein	1/28/15	81,000	162,000	243,000
	5/27/15				70,000	135,000	$14.76	$4.07
Kenneth J. Doherty	1/28/15	45,000	90,000	135,000
	5/27/15				40,000	75,000	$14.76	$4.07
Michael J. Widmer	1/28/15	41,250	82,500	123,750
	5/27/15				25,000	50,000	$14.76	$4.07

(1)
See footnotes 2 and 3 to the Summary Compensation Table for further information regarding grant date fair value of restricted stock and option awards.

See “Compensation Discussion and Analysis — Cash Incentives,” for actual awards made under the Cash Incentive Plan.

The following table sets forth certain information regarding stock awards and stock options outstanding at December 31, 2015:
		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)
John W. Alexander	1/30/09	590,971	—	7.09	1/30/19	—	—
	6/11/14	80,000	320,000	13.13	6/11/24	124,000	1,974,080
	5/27/15	—	225,000	14.76	5/27/25	100,000	1,592,000
William R. Jacobs	1/29/10	4,208	—	9.44	1/29/20	—	—
	6/11/14	9,400	37,600	13.13	6/11/24	24,800	394,816
	5/27/15	—	60,000	14.76	5/27/25	25,000	398,000
Steven M. Klein	1/30/09	288,295	—	7.09	1/30/19	—	—
	6/11/14	55,600	222,400	13.13	6/11/24	88,000	1,400,960
	5/27/15	—	135,000	14.76	5/27/25	70,000	1,114,400
Kenneth J. Doherty	1/30/09	269,356	—	7.09	1/30/19	—	—
	6/11/14	41,400	165,600	13.13	6/11/24	64,000	1,018,880
	5/27/15	—	75,000	14.76	5/27/25	40,000	636,800
Michael J. Widmer	1/30/09	221,306	—	7.09	1/30/19	—	—
	6/11/14	34,000	136,000	13.13	6/11/24	52,000	827,840
	5/27/15	—	50,000	14.76	5/27/25	25,000	398,000

(1)
Stock options expire if unexercised 10 years from the grant date.

(2)
Amount is based on $15.92 per share which is the last reported closing price of the Company’s common stock on December 31, 2015.

The following table provides information concerning stock option exercises and the vesting of stock awards for each Named Executive Officer during 2015.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John W. Alexander	—	—	31,000	454,150
William R. Jacobs	—	—	7,434(2)	108,530
Steven M. Klein	—	—	22,000	322,300
Kenneth J. Doherty	—	—	16,000	234,400
Michael J. Widmer	—	—	13,000	190,450

(1)
Represents the market value of the vested stock on the day the stock vested (June 11, 2015) as determined by the last reported closing price of the stock of  $14.65.

(2)
Includes 1,234 shares that vested on January 29, 2015, valued at $17,700 as determined by the last reported closing price of the stock of  $14.40. Includes 6,200 shares that vested on June 11, 2015, valued at $90,830 based on the last reported closing price of the stock of  $14.65.

Nonqualified Deferred Compensation Plan.   Northfield Bank maintains a nonqualified deferred compensation plan to provide for the elective deferral of non-employee director fees by participating members of the Boards of Directors, and the elective deferral of compensation and/or performance-based compensation payable to eligible employees of the Company and Northfield Bank. A designated amount of director fees, compensation and/or performance based compensation may be deferred until one of the specified events in the plan occurs, which permits all or part of the monies so deferred, together with earnings, to be distributed to participants or their beneficiaries. In addition, the plan provides eligible employees of Northfield Bank with supplemental retirement income from Northfield Bank when such amounts are not payable under the contribution formula of the Northfield Bank 401(k) Savings Plan, due to reductions and other limitations imposed under the Internal Revenue Code.
Members of the Boards of Directors of the Company and Northfield Bank, and certain employees are eligible to participate in the plan. Eligible directors or employees become participants upon agreeing in a written enrollment agreement to defer any portion of their trustee fees, director fees, compensation, and/or performance-based compensation. In the Company’s sole discretion, each participant may request that his or her deferred compensation account be deemed to be invested in any one or more of the investment options available to the Company or Northfield Bank. A participant may periodically request a change to his or her investment allocation deemed available under the plan. In the event any participant fails to direct the investment of his or her deferred compensation account, or to the extent the employer chooses not to honor the participant’s request, the deferred compensation account will be deemed to bear interest at the rate prevailing for 30-year United States Treasury Bonds.
With respect to amounts of deferred director fees, deferred compensation or performance-based compensation, distributions will be made under the plan in the event of the participant’s retirement, death, termination due to disability, separation from service prior to the participant’s retirement date, upon the establishment of an unforeseeable emergency, upon a change in control, or upon the attainment of a specific date of distribution in a single lump sum or in up to 15 annual installment payments, as designated by the participant in his or her enrollment agreement. In the case of an unforeseeable emergency, the amounts distributed will not exceed the amounts necessary to satisfy the emergency plus an amount necessary to pay any taxes owed on the distribution. In the event the participant fails to designate a payment schedule on his enrollment agreement or if the entire balance credited to the participant’s account is less than $10,000, payment will be made in a single lump sum. In the event a participant dies before receiving the full amount of his benefit, the remaining amounts will be paid to the participant’s designated beneficiary according to the participant’s form of election or, if there is no designated beneficiary at the time of the participant’s death, to the participant’s estate in a single lump sum. Distributions to certain “specified employees” on account of their separation from service may be delayed for six months, if necessary, to comply with Internal Revenue Code Section 409A.
In addition, the nonqualified deferred compensation plan provides for benefits which supplement those paid under the 401(k) Savings Plan in the event of normal, early or postponed retirement, death, or termination of service. Such benefits will be equal to the sum of: (i) the maximum amount of employer matching contributions provided to a participant each calendar year, assuming a participant’s maximum contributions, reduced by the amount of employer matching contributions made for the participant under the 401(k) Savings Plan for such year, adjusted by gains and losses; (ii) commencing January 1, 2000, the amount of employer matching contributions not credited to a participant’s 401(k) Savings Plan account as a result of an employer error, adjusted by gains and losses, if any; and (iii) the maximum amount of discretionary employer contributions that would be provided to a participant under the 401(k) Savings Plan, assuming an allocation without taking into account the limitations imposed by the Internal Revenue Code, reduced by the amount of discretionary employer contributions actually made to a participant under the 401(k) Savings Plan for each such year, adjusted by gains and losses, if any. Benefits payable under this plan that supplement matching contributions under the 401(k) Savings Plan will be aggregated with benefits payable under the Supplemental ESOP (described below). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of the Internal Revenue Code.
The nonqualified deferred compensation plan is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of Northfield Bank and the Company and are subject to the claims of Northfield Bank’s or the Company’s creditors.

Supplemental Employee Stock Ownership Plan.   The Northfield Bank Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”) is a benefit restoration plan that provides additional cash benefits, equal to the participant’s account balance, at retirement or other termination of employment (or upon a change in control) to participants who are key employees, who are approved by the Compensation Committee and whose benefits under the tax-qualified ESOP, described below, are limited by tax law limitations applicable to tax-qualified plans. In 2015, Messrs. Alexander, Klein, Doherty, and Widmer were the only participants receiving a benefit from this plan. The Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (expressed in dollars) between (a) the number of shares of common stock of Northfield Bancorp, Inc. that would have been allocated to the participant’s account in the employee stock ownership plan, but for the tax law limitations, plus earnings thereon, and (b) the actual number of shares allocated to the participant’s account in the employee stock ownership plan plus earnings thereon. In each case, the number of shares will be multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to make investment recommendations for the annual amount credited to his or her account among a broadly diversified group of mutual funds selected for investment by a committee appointed by Northfield Bank’s Board of Directors to administer the Supplemental ESOP. Northfield Bank has established a rabbi trust to hold assets attributable to the Supplemental ESOP to informally fund its benefit obligation. Northfield Bank, at its discretion, may account for the Supplemental ESOP solely as bookkeeping entries. Whether or not a rabbi trust is established, the participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account. Benefits distributed to participants from the Supplemental ESOP will be aggregated with benefits payable under the matching contributions portion of the Nonqualified Deferred Compensation Plan (described above). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of Internal Revenue Code.
The following table sets forth certain information with respect to our nonqualified deferred compensation plans at and for the year ended December 31, 2015.
Nonqualified Deferred Compensation At And For The Year Ended December 31, 2015
Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)(1)	Aggregate earnings in last fiscal year ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)(3)
John W. Alexander	52,000	77,030	(13,692)	—	3,355,745
Steven M. Klein	8,700	25,033	(2,109)	—	322,024
Kenneth J. Doherty	2,552	4,719	(11,523)	—	311,275
Michael J. Widmer	312	300	(604)	—	86,100

(1)
Contributions included in the “Executive contributions in last fiscal year” and the “Registrant contributions in last fiscal year” columns are included as compensation for the listed individuals in the Summary Compensation Table.

(2)
Amounts included in the “Aggregate earnings in last fiscal year” are not included as compensation for the listed individuals in the Summary Compensation Table as such earnings are not preferential or “above market.”

(3)
Amounts included in the “Aggregate balance at last fiscal year end” previously were reported as compensation for the listed individuals except to the extent that such balances reflect earnings, all of which were not preferential or “above market.”

Disability Coverage
Named Executive Officers and certain other members of senior management at Northfield Bank will be paid their full salary for the duration of any period of short-term disability, up to 26 weeks. All Named Executive Officers purchase long-term disability coverage through Northfield Bank.

Life Insurance Coverage
Employees of Northfield Bank receive life insurance coverage of up to three times salary if hired before January 1, 2003, and up to two times salary if hired on or after January 1, 2003. Such life insurance coverage is generally capped at $500,000. However, in the case of senior management, such life insurance coverage is capped at $750,000.
Employment Agreements
Northfield Bank has entered into employment agreements with each of the Named Executive Officers. Northfield Bancorp, Inc. is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements has an initial term of three years. Each year, on the anniversary date of the agreements, the employment agreements renew for an additional year so that the remaining term will be three years unless notice of nonrenewal is provided to the executive prior to such anniversary date. The Compensation Committee of the Board of Directors conducts a performance evaluation of each executive for purposes of determining whether to renew the employment agreement. The Compensation Committee also evaluates the terms and conditions of the agreements prior to renewal, in consultation with independent third party compensation consultants, to determine that such terms and conditions are competitive with the market for the designated positions. The Compensation Committee will present its findings to the Board of Directors who either will approve renewal or nonrenewal. If the Board determines not to renew an employment agreement, it must give notice to the executive within the prescribed timeframe prior to the anniversary date as provided for in the underlying contract.
The employment agreements for Messrs. Alexander and Klein provide for payments and benefits, as defined in the contracts, to be calculated for a three-year period and for Messrs. Doherty, Jacobs and Widmer for a two-year period. Each of the contracts was renewed effective January 1, 2016.
Under the employment agreements, effective January 1, 2016, base salaries for Messrs. Alexander, Jacobs, Klein, Doherty, and Widmer, were $676,000, $250,000, $405,000, $300,000, and $275,000, respectively. In addition to base salary, each agreement provides for, among other things, participation in cash incentive programs and other employee retirement benefit and fringe benefit plans applicable to executive employees. Northfield Bank also will pay or reimburse each executive for all reasonable business expenses incurred by the executive in the performance of his obligations. In addition, Northfield Bank will provide or reimburse Messrs. Alexander and Klein for the reasonable costs associated with membership in a golf club, and pay directly or reimburse for the expense of leasing an automobile and reasonable expenses associated with the use of such automobile. Each employment agreement may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than “just cause” (as defined in the employment agreements), “disability” (as defined in the employment agreements), or death, or in the event the executive resigns during the term of the agreement following:
(i)
the failure to elect or reelect or to appoint or reappoint the executive to his employee position, and in the case of Mr. Alexander, the failure to nominate or re-nominate him as a director of Northfield Bank or Northfield Bancorp, Inc.;

(ii)
a material change in the nature or scope of the executive’s authority that would cause the executive’s position to become one of lesser importance;

(iii)
a relocation of the executive’s principal place of employment by more than 35 miles from designated areas;

(iv)
a material reduction in the benefits and perquisites of executive, other than a reduction in pay or benefits of all Northfield Bank employees;

(v)
the liquidation or dissolution of Northfield Bank or Northfield Bancorp, Inc. that would affect the status of the executive; or

(vi)
a material breach of the employment agreement by Northfield Bank;

the executive would be entitled to a lump sum cash severance payment and the continuation of certain health and welfare benefits (or a cash equivalent payment if such benefits cannot be provided) for the prescribed period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Any payment or benefit payable as a result of an executive’s involuntary termination or resignation for good reason (prior to a change in control) is contingent on the executive’s execution and non-revocation of a release of claims against Northfield Bancorp, Inc. and Northfield Bank.
In the event an executive’s employment is terminated (without cause) or the executive resigns in connection with or following a corporate transaction characterized as a “change in control” and due to the occurrence of one of the events described in the immediately preceding paragraph the executive would also be entitled to a lump sum cash severance payment and the continuation of certain health and welfare benefits, including health and life insurance benefits for the prescribed period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Payments will be made in a lump sum within 30 days after the date of termination, or, if necessary to avoid penalties under Section 409A of the Internal Revenue Code, no later than the first day of the seventh month following the date of termination. In addition, the executive and his family would be entitled, at no expense to the executive, to the continuation of certain health and welfare benefits for three years following the date of termination in the case of Messrs. Alexander and Klein, and two years for Messrs. Doherty, Jacobs, and Widmer. If such benefits cannot be provided, a lump sum cash payment for the value of such benefits will be made to the executive.
Notwithstanding the foregoing, in the event payments to the executive would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements would be reduced in order to avoid such a result.
The employment agreements provide that in the event of the executive’s disability, the executive’s obligation to perform services under the employment agreement will terminate, and the executive will continue to receive his then current base salary for one year. Such payment will be reduced by the amount of any short- or long-term disability benefits payable under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. If disability payments are not subject to federal income tax, then amounts payable to the executives under the employment agreements shall be tax adjusted assuming a combined federal, state and city tax rate of 38%, for purposes of determining the reduction in payments under the agreement, to reflect the tax-free nature of the disability payments. In addition, the executive and his dependents will continue to be provided with certain medical, dental and other health benefits on the same terms as those provided prior to the executive’s termination for a period of one year, except for Mr. Alexander who will be provided such health and welfare benefits without cost to him.
In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year and will receive continued medical, dental, and other health benefits for one year on the same terms as those provided prior to the executive’s death.
Upon termination of employment, other than in connection with a change in control, the executives agree not to solicit Northfield Bank’s employees or customers for a period of one year (two years in the case of Messrs. Alexander and Klein if receiving benefits under the agreement). Also, if receiving severance payments under the agreement, (other than following a change in control) the executives agree not to compete with Northfield Bank for a period of one year in the case of Messrs. Doherty, Jacobs, and Widmer, and two years in the case of Messrs. Alexander and Klein in any city, town or county in which the executive’s normal business office is located and Northfield Bank has an office or has filed an application for regulatory approval to establish an office.

Potential Payments to Named Executive Officers
The following table sets forth estimates of the amounts that would be payable to the listed individuals, under their employment agreements and stock option and restricted stock agreements in the event of their termination of employment on January 1, 2016, under designated circumstances. The table does not include vested or accrued benefits under qualified and nonqualified benefit plans or qualified or nonqualified deferred compensation plans that are disclosed elsewhere in this proxy statement. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. For example, the amounts presented in the table below for discharge without Cause or resignation with Good Reason in connection with a change in control have not been reduced to reflect any cut-back required to avoid an excess parachute payment under section 280G of the Internal Revenue Code. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If an executive officer is terminated for “just cause” as defined in the employment agreement, the Company has no contractual payment or other obligations under the employment agreement.
	Mr. Alexander	Mr. Jacobs	Mr. Klein	Mr. Doherty	Mr. Widmer
Disability(1)
Salary continuation	$514,849	$88,849	$243,849	$138,849	$113,849
Acceleration of vesting of equity awards(6)	4,719,880	967,320	3,292,456	2,204,704	1,663,280
Medical, dental and other health benefits	29,599	—	18,979	13,576	18,979
Retirement contributions (lump sum)	120,110	—	—	—	—
Life insurance	2,016	—	—	—	—
Total	$5,386,454	$1,056,169	$3,555,284	$2,357,129	$1,796,108
Death(2)
Salary (lump-sum payment)	$676,000	$250,000	$405,000	$300,000	$275,000
Acceleration of vesting of equity awards(6)	4,719,880	967,320	3,292,456	2,204,704	1,663,280
Medical, dental and other health benefits	18,979	—	18,979	13,576	18,979
Total	$5,414,859	$1,217,320	$3,716,435	$2,518,280	$1,957,259
Discharge Without Cause or Resignation With Good Reason – no Corporate Transaction(3)
Salary (lump sum)	$2,028,000	$500,000	$1,215,000	$600,000	$550,000
Bonus (lump sum)	944,208	128,207	565,753	279,680	220,326
Retirement contributions (lump sum)	360,330	82,152	215,085	105,872	100,136
Medical, dental and other health benefits(4)	95,269	—	95,269	40,631	61,519
Life insurance contributions(4)	6,126	198	1,246	2,177	818
Total	$3,433,933	$710,557	$2,092,353	$1,028,360	$932,799
Discharge Without Cause or Resignation With Good Reason – Corporate Transaction(5)
Salary (lump sum)	$2,028,000	$500,000	$1,215,000	$600,000	$550,000
Bonus (lump sum – see below)(5)
Relating to Change in Control	1,117,293	160,000	669,384	283,980	249,750
Relating to Merger of Equals	944,208	128,207	565,753	279,680	220,326
Acceleration of vesting of equity awards(6)	4,719,880	967,320	3,292,456	2,204,704	1,663,280
Retirement contributions (lump sum)	360,330	82,152	215,085	105,872	100,136
Medical, dental and other health benefits	95,269	—	95,269	40,631	61,519
Life insurance contributions	6,126	198	1,246	2,177	818
Total (Change in Control)	$8,326,898	$1,709,670	$5,488,440	$3,237,364	$2,625,503
Total (Merger of Equals)	$8,153,813	$1,677,877	$5,384,809	$3,233,064	$2,596,079

(1)
All Named Executive Officers receive base salary continuation benefits and health benefits previously received for one-year following such disability. The employment agreement provides the executive with his base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. Such amounts due under the employment agreements are reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans on a tax-equivalent basis (assuming a 38% tax rate), if such short-term or long-term disability benefits are excludable for federal income tax purposes. Each Named Executive Officer also receives health benefits previously provided for a period of one year under the same terms immediately prior to termination due to disability, except that Mr. Alexander receives health, dental, and life insurance without cost to him, as well as retirement contributions for one year.
(2)
Each of the employment agreements provides for a lump-sum death benefit equal to one-year of base salary for each executive. The employment agreements also provide for the continuation of medical, dental, and other health benefits to the executive’s family for a period of one-year at the same terms and cost to the executive immediately prior to his death.

(3)
Employment agreements for Messrs. Alexander and Klein provide for the lump-sum payment of: three times base salary; three times the average annual bonus/and or incentive award for three years prior to the year of termination; and the retirement contributions or payments that we would have made on the executive’s behalf, as if the executive had continued his employment for a 36-month period, based on contributions or payments made (on an annualized basis) at the date of termination. Employment agreements for Messrs. Jacobs, Doherty and Widmer provide for the lump-sum payment of: two times base salary; two times the average annual bonus/and or incentive award for two years prior to the year of termination; and the retirement contributions or payments that we would have made on the executive’s behalf, as if the executive had continued his employment for a 24-month period, based on contributions or payments made (on an annualized basis) at the date of termination.

(4)
Employment agreements for Messrs. Alexander and Klein provide for medical, dental, and other health and welfare benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. Employment Agreements for Messrs. Jacobs, Doherty, and Widmer provide for medical, dental, and other health and welfare benefits to the executive and his family, at no cost to the executive for a period of 24 months from the date of termination. The reported figures reflect the estimated present value of the future health care premiums costs, calculated utilizing similar health care cost increase assumptions we used in measuring our liability for such benefits for financial statement purposes. For purposes of this presentation, the estimated future costs were discounted at a 2% annual compounding rate. The reported figures also include the estimated costs of group term life insurance benefits at a discount rate of 2% compounded annually.

(5)
Each employment agreement provides for severance benefits on termination following a corporate transaction, defined as a Change in Control, only if their employment is terminated involuntarily or they resign with Good Reason. Under each of the employment agreements, amounts payable under a Change in Control are identical to those payable for “Discharge Without Cause or Resignation With Good Reason — no Corporate Transaction” except that: (i) payments pertaining to bonus and/or incentive awards are based upon the highest annual bonus and/or incentive award earned in any of the three years preceding the year in which the termination occurs in the case of Messrs. Alexander and Klein, and in any of the two years preceding the year in which the termination occurs in the case of Messrs. Jacobs, Doherty and Widmer. All employment agreements limit the total payments to an executive to an amount that is one dollar less than three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code. Amount reported as “Bonus” is modified based on whether the corporate transaction is a Change in Control or Merger of Equals, as defined in the 2014 Equity Incentive Plan and related equity award agreements. Although the term “Merger of Equals” is not a defined term in the employment agreements, in the event of a Merger of Equals, followed by a termination without cause or for good reason an executive would receive the same bonus as set forth above under Discharge without cause or Resignation with Good Reason — no Corporate Transaction.

(6)
Equity award agreements for all participants, including Named Executive Officers, provide for the acceleration of unvested equity awards in the event of disability, death, and in certain corporate transactions including a Change in Control as defined under the 2014 Equity Incentive Plan, and a Merger of Equals as defined in the related equity award agreements for all participants. The 2014 Equity Incentive Plan and related forms of equity award agreements have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Forms of equity award agreements for option and equity awards made in 2015 have been filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The amounts reported represent the value of unvested equity awards at December 31, 2015, calculated as the sum of: (a) unvested shares of restricted stock multiplied by the last reported closing price of the Company’s common stock as reported on December 31, 2015, of  $15.92 per share; and (b) unvested stock options multiplied by $2.79 per option for options awarded in 2014 and $1.16 for options awarded in 2015. The $2.79 value of each option granted in 2014 represents the last reported closing price of the Company’s stock on December 31, 2015, less the 2014 option exercise price of  $13.13. The $1.16 value of each option granted in 2015 represents the last reported closing price of the Company’s stock on December 31, 2015, less the 2015 option exercise price of  $14.76.

Say-on-Pay
At the 2015 Annual Meeting, stockholders voted, on an advisory basis, whether to approve the compensation paid to the Named Executive Officers (“say-on-pay”). A majority of the votes were cast in favor of the resolution to approve the executive compensation described in the Proxy Statement. At the 2013 Annual Meeting, stockholders also voted on a non-binding proposal to establish whether stockholders should vote on executive compensation every one, two, or three years. A majority of the votes were cast in favor of holding the non-binding vote on executive compensation every year. The Board of Directors took this vote into account in passing a resolution in which it approved holding a non-binding stockholder vote on executive compensation every year.

audit-related Matters
Audit Committee Report
The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:
•
monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

•
monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;

•
facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

•
maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.

In carrying out these responsibilities, the Audit Committee, among other things:
•
monitors the preparation of quarterly and annual financial reports by the Company’s management;

•
supervises the relationship between the Company and its independent registered public accountants, including: reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants;

•
oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, and review of the Company’s internal auditing program; and

•
monitors financial reporting risks assigned to the Committee by the Board under the Company’s Enterprise Risk Management (ERM) program and reports thereon to the Board.

The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer, and SEC counsel.
As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. For 2015, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee’s review included discussions with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent registered public accountants matters relating to its independence, including a review of their audit, written disclosures, and a letter from KPMG LLP to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.
In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal controls and management’s disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee members recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
Members of the Audit Committee are: Annette Catino, who serves as Chairman, John R. Bowen, Susan Lamberti, Frank P. Patafio, and Patrick E. Scura, Jr.
Policy for Approval of Audit and Permitted Non-audit Services
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving services prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expediency is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All audit, and other categories of fees, as applicable, described below were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above. The Audit Committee concluded that the provision of all such services, as applicable, by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Auditor Fees and Services
The following table presents fees for professional services rendered by KPMG LLP for 2015 and 2014.
	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees	$521,000	$511,000
Audit-Related Fees	32,000	None
The aggregate fees included in the Audit Fees category were fees billed or expected to be billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements.
Audit Fees.   Audit fees of  $521,000 for the year ended 2015 and $511,000 for the year ended December 31, 2014, were for professional services rendered for the audits of our consolidated financial statements, review of quarterly financial information, and the internal control attestations required under the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation regulations for the years ended December 31, 2015 and 2014.
Audit-Related Fees.   During 2015, the Company incurred $25,000 in fees for professional services rendered by KPMG LLP in connection with a registration statement on Form S-4 in conjunction with the acquisition of Hopewell Valley Community Bank. The Company also incurred $7,000 in professional fees related to services performed for the issuance of a consent related to a Form S-8 registration statement. There were no services or related fees applicable to these categories for 2014.
Tax Fees or Other Fees.   No Tax fees or Other fees were incurred for 2015 or 2014.

PROPOSAL I — ELECTION OF DIRECTORS
Our Board of Directors consists of 13 members. Our Bylaws provide that our Board of Directors shall be divided into three classes, and one class of directors is to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, subject to mandatory retirement in accordance with the Company’s bylaws, or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified.
The Nominating and Corporate Governance Committee has nominated Gil Chapman, Steven M. Klein, and Frank P. Patafio to serve as directors for three-year terms.
Each of the nominees is currently a member of the Board of Directors.
The Board of Directors recommends a vote “FOR” each of the persons nominated by the Board of Directors.
The table below sets forth certain ownership information regarding our Board of Directors and the Named Executive Officers as of March 31, 2016. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified above. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.
Name(1)	Positions Held in Northfield Bancorp, Inc.	Shares of Common Stock Beneficially Owned(2)	Percent of Class
John W. Alexander	Director, Chairman of the Board and Chief Executive Officer	1,296,254(3)	2.56%
John R. Bowen	Director	172,718(4)	*
Annette Catino	Director	292,390(5)	*
Gil Chapman	Director	199,727(6)	*
John P. Connors, Jr.	Director	247,351(7)	*
John J. DePierro	Director	207,325(8)	*
Timothy C. Harrison	Director	63,669(9)	*
Karen J. Kessler	Director	61,000(10)	*
Steven M. Klein	Director, President and Chief Operating Officer	702,945(11)	1.39%
Susan Lamberti	Director	197,431(12)	*
Frank P. Patafio	Director	270,424(13)	*
Patrick L. Ryan	Director	393,424(14)	*
Patrick E. Scura, Jr.	Director	199,066(15)	*
Kenneth J. Doherty	Executive Vice President, Chief Lending Officer	607,218(16)	1.20%
William R. Jacobs	Executive Vice President, Chief Financial Officer	100,942(17)	*
Michael J. Widmer	Executive Vice President, Operations	298,599(18)	*
All Directors and Executive Officers as a group (16 individuals)		5,310,483	10.50%(19)

*
Less than 1%.

(1)
The mailing address for each person listed is 581 Main Street, Suite 810, Woodbridge, New Jersey, 07095.

(2)
See definition of  “beneficial ownership” in the table “Voting Securities and Principal Holders Thereof.”

(3)
Includes 234,325 shares held jointly with Mr. Alexander’s spouse, 40,035 shares held in Mr. Alexander’s IRA accounts, 99,564 shares held by Mr. Alexander’s spouse, and 27,359 shares allocated to Mr. Alexander under Northfield Bank’s ESOP. Also includes 670,971 shares that may be acquired within 60 days by exercising options.

(4)
Includes 7,950 shares held in Mr. Bowen’s IRA account, 5,652 shares held by Mr. Bowen’s spouse, and 7,321 shares held in Northfield Bancorp Inc.’s 401(k) Plan. Also includes 112,220 shares that may be acquired within 60 days by exercising options.

(5)
Includes 61,280 shares held jointly with Ms. Catino’s spouse, 37,320 shares held in Ms. Catino’s IRA account, and 140 shares held in Ms. Catino’s SEP account. Also includes 112,220 shares that may be acquired within 60 days by exercising options.

(6)
Includes 7,500 shares held in Mr. Chapman’s IRA accounts, 29,111 shares held jointly with Mr. Chapman’s spouse and 6,610 shares held by Mr. Chapman’s spouse. Also includes 112,220 shares that may be acquired within 60 days by exercising options.

(7)
Includes 36,122 shares held in Mr. Connors’ IRA accounts, 16,738 shares held jointly with Mr. Connors’ spouse, and 841 shares held by Mr. Connors’ spouse. Also includes 112,200 shares that may be acquired within 60 days by exercising options.

(8)
Includes 6,064 shares held jointly with Mr. DePierro’s spouse. Also includes 112,200 shares that may be acquired within 60 days by exercising options.

(9)
Includes 15,000 shares that may be acquired within 60 days by exercising options.

(10)
Includes 3,500 shares held in Ms. Kessler’s IRA account. Also includes 15,000 shares that may be acquired within 60 days by exercising options.

(11)
Includes 47,481 shares held in Northfield Bank’s 401(k) Plan and 27,359 shares allocated to Mr. Klein under Northfield Bank’s ESOP. Also includes 343,895 shares that may be acquired within 60 days by exercising options.

(12)
Includes 45,711 shares held jointly with Ms. Lamberti’s spouse and 3,000 shares held by Ms. Lamberti’s spouse as custodian. Also includes 112,220 shares that may be acquired within 60 days by exercising options.

(13)
Includes 109,000 shares held jointly with Mr. Patafio’s spouse and 57,150 shares held by Mr. Patafio’s spouse. Includes 15,000 shares that may be acquired within 60 days by exercising options.

(14)
Includes 291,000 shares held in family trusts, 11,560 shares held by Mr. Ryan’s spouse, 47,000 shares held in Mr. Ryan’s IRA, and 20,000 shares held by a limited liability company controlled by Mr. Ryan.

(15)
Includes 10,521 shares held in Mr. Scura’s IRA account. Includes 112,220 shares that may be acquired within 60 days by exercising options.

(16)
Includes 27,168 shares held jointly with Mr. Doherty’s spouse 3,343 shares held by Mr. Doherty’s spouse, 58,825 shares held in Northfield Bank’s 401(k) Plan, and 27,359 shares allocated to Mr. Doherty under Northfield Bank’s ESOP. Also includes 310,756 shares that may be acquired within 60 days by exercising options.

(17)
Includes 8,497 shares held in Northfield Bank’s 401(k) Plan, and 12,814 shares allocated to Mr. Jacobs under Northfield Bank’s ESOP. Also includes 9,400 shares that may be acquired within 60 days by exercising options.

(18)
Includes 24,029 shares held jointly with Mr. Widmer’s spouse, 5,896 shares held in Mr. Widmer’s IRA account, and 26,616 shares allocated to Mr. Widmer under Northfield Bank’s ESOP. Also includes 34,000 shares that may be acquired within 60 days by exercising options.

(19)
Directors and executive officers beneficially owned 5,310,483 shares of common stock, or 10.51% of the outstanding shares. To calculate ownership percentages of all directors and executive officers as a group, outstanding shares at March 31, 2016, have been increased by 2,199,562 shares, representing options held by all directors and executive officers of Northfield Bancorp, Inc. that may be acquired within 60 days by exercising such options.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the year ended December 31, 2015, was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2016, subject to the ratification of the engagement by our stockholders. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2016. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.
Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northfield Bancorp, Inc. and its stockholders.
The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of kpmg llp as the independent registered public accounting firm for the year ending December 31, 2016.

PROPOSAL III — Advisory Vote on Executive Compensation
The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers of the Company (“Named Executive Officers”) is described under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis.” Stockholders are encouraged to read that section of the Proxy Statement, which discusses our compensation philosophy, objectives, and process for determining compensation with respect to our Named Executive Officers.
In accordance with Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL III.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Executive officers and directors of Northfield Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of the shares of common stock to file a Form 3, 4, or 5 on a timely basis. Based on our review of such ownership reports, each of our directors and executive officers filed a late Form 4 to report the receipt of stock options and shares of restricted stock granted on May 27, 2015. Such Forms were filed one day late.
Proxy Solicitation Costs
The cost of solicitation of proxies will be borne by Northfield Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers, and regular employees may solicit proxies personally, by telegraph, telephone, or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2015, has been mailed or made available online to all stockholders of record as of March 31, 2016. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.
Voting by Benefit Plans
If you participate in the Northfield Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Northfield Bancorp, Inc. common stock through the Northfield Bank Employee Savings Plan (the “401(k) Plan”), you will receive vote authorization forms for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Northfield Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received or an instruction to “abstain” is received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Northfield Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your ESOP and 401(k) Plan voting instructions is May 18, 2016.
Other Matters
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
Online Delivery of Proxy and Other Materials
We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.
Since April 12, 2016, the proxy materials for the 2016 Annual Meeting (which includes the 2015 Annual Report to Stockholders) have been available at the following web site: www.eNorthfield.com/proxy. Stockholders who wish to receive a printed copy of the proxy materials available on this website may request copies in any of the following ways: (1) by telephone at 866-641-4276; (2) online at www.investorvote.com/NFBK; or (3) send an e-mail to investorevote@computershare.com, and enter Proxy Materials for Northfield Bancorp, Inc. in the subject line. Stockholders who are not eligible to vote at the Annual Meeting may find our 2015 Annual Report to Stockholders and the Notice of 2016 Annual Meeting and Proxy Statement on the Investor Relations portion of our Company website.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
The Notice and Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Proxy Card are available at www.eNorthfield.com/proxy.
Householding of Proxy Statements and Annual Reports
If you request a copy of the Annual Report on Form 10-K and Proxy Statement, we intend to deliver only one copy of each to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement, they may call or write and request separate copies currently or in the future as follows:
Investor Relations
Northfield Bancorp, Inc.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
Phone: (732) 499-7200, ext. 2515
Fax: (732) 634-0737
Registered stockholders sharing the same address and receiving multiple copies of the Annual Report and Proxy Statement may request the delivery of a single copy by writing or calling the above address or phone number.
BY ORDER OF THE BOARD OF DIRECTORS M. Eileen Bergin Vice President, Corporate Secretary
Woodbridge, New Jersey
April 12, 2016

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Northfield Bancorp

REVOCABLE PROXY — NORTHFIELD BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2016

10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the full Board of Directors (other than those listed as nominees in this proxy), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northfield Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York, 10314, at 10:00 a.m. (local time) on May 25, 2016. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

Should the stockholder be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, Inc. at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Northfield Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

The stockholder acknowledges receipt from Northfield Bancorp, Inc. prior to the execution of this proxy of notice of the annual meeting, audited financial statements and a proxy statement dated April 12, 2016.

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Northfield Bancorp

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 25, 2016.

Vote by Internet

- Go to **www.investorvote.com/NFBK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. The election as Directors of all nominees listed below each to serve for a three-year term:

01 - Gil Chapman   02 - Steven M. Klein   03 - Frank P. Patafio

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. ☐ 01 ☐ 02 ☐ 03

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign but only one signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X   N F B K 1

02C0GC

277857_Company_Blanks_Proxy_Opt_Outs/000001/000001/i